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                                                                       EXHIBIT I

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of June 7, 2000 (herein together with the Appendices, Schedules and Exhibits attached hereto, referred to as the "Agreement") by and among TOWN SPORTS INTERNATIONAL, INC., a New York corporation ("TSI"), TSI/HDC, INC., a Massachusetts corporation and a wholly-owned subsidiary of TSI ("TSI Sub"), and HEALTH DEVELOPMENT CORPORATION, a Massachusetts corporation (the "Company"). Certain terms used in this Agreement shall have the meanings set forth in Appendix A: "Definitions".

                               W I T N E S S E T H:

                  WHEREAS, the respective Boards of Directors of TSI Sub and the Company deem it advisable and in the best interests of their respective shareholders to consummate the business combination transaction provided for herein in which TSI Sub would merge with and into the Company, and the Company would become a wholly-owned subsidiary of TSI (the "Merger");

                  WHEREAS, to effectuate the Merger, the respective Boards of Directors of TSI Sub and the Company have approved the Merger, whereby all of the issued and outstanding
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shares of Company Stock (as defined in Section 2.1) will be converted into the right to receive the consideration set forth in Section 2.1.3; and

                  WHEREAS, TSI, TSI Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound, TSI, TSI Sub and the Company hereby agree as follows:

         1.       The Merger.

                  1.1 Effective Time of the Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the Business Corporation Law of the Commonwealth of Massachusetts (the "BCL"), TSI Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). On the Closing Date (as defined in Section 3), the Articles of Merger, in substantially the form of Exhibit A hereto (the "Articles of Merger"), setting forth the information required by Section 78 of the BCL shall be delivered by the parties to the office of the State Secretary of the Commonwealth of Massachusetts for filing as provided in the BCL. The Merger shall become effective upon the filing of the Articles of Merger with the State Secretary, which shall be done on the Closing Date (the "Effective Time").

                  1.2  Effects of the Merger.

                         1.2.1  At the Effective Time,

                         (a) the separate existence of TSI Sub shall cease and TSI Sub shall be

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         merged with and into the Company (TSI Sub and the Company are sometimes referred to herein as the "Constituent Corporations" and the Company after the Effective Time (i.e. after the Closing Date) is sometimes referred to herein as the "Surviving Corporation"),

                  (b) the Articles of Organization of the Surviving Corporation shall be deemed to be the Articles of Organization of the Company as of the date hereof, as amended by the amendment indicated in Section 3 of the Articles of Merger (i.e. amending the total authorized shares from 3,000,000 shares of common stock, $.01 par value, to 1,000 shares of common stock, $1.00 par value), and TSI shall automatically be deemed the sole holder of all of the authorized shares of the Surviving Corporation (i.e. 1,000 shares of common stock), and

                  (c) the By-laws of the Company as in effect immediately prior to the Closing Date shall be the By-laws of the Surviving Corporation.

                  1.2.2 The Surviving Corporation shall, by virtue of the Merger and in accordance with the BCL, possess all of the properties and rights and be subject to all of the liabilities of the Constituent Corporations. From and after the Effective Time (i.e. the Closing
         Date), the Merger shall have all of the effects provided by applicable law.

         1.3 Directors and Officers of the Surviving Corporation. The directors and officers of TSI Sub immediately prior to the Closing Date shall be, from and after the Closing Date, the directors and officers, respectively, of the Surviving Corporation until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Organization and By-laws. Effective as of the Closing Date, all of the directors and officers of the Company shall, in writing, formally resign from such positions.

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2.       Effect of the Merger on the Capital Stock of the Constituent
         Corporations.

         2.1 Effect on Capital Stock. As of the Closing Date, by virtue of the Merger and without any further action on the part of the holder of (i) any common share, par value $.01 per share, of the Company (the "Company Stock"), or
(ii) any common share of TSI Sub (the "TSI Sub Stock"):

         2.1.1 TSI Sub Stock. Each issued and outstanding share of TSI Sub Stock shall be converted into and become one fully paid and non-assessable share of common stock of the Surviving Corporation.


         2.1.2 Cancellation of Options, Etc. Except as specifically set forth to the contrary in Section 2.2.2(c), any outstanding right, subscription, security, warrant, call, unsatisfied preemptive right, option or other agreement, commitment, arrangement or undertaking of any kind to purchase or otherwise to receive from the Company any of the outstanding, authorized or unauthorized shares of the capital stock or any other security of the Company (whether or not vested) not exercised at or prior to the Closing Date shall be canceled and retired and shall cease to exist and no portion of the Aggregate Merger Price (as defined in Section 2.1.3) or other consideration shall be delivered in exchange therefor.

         2.1.3 Per Share Merger Price for Company Stock. (a) On the Closing Date (i.e. the Effective Time), each issued and outstanding share of Company Stock1 shall be converted into the right to receive an amount equal to the Per Share Merger Price (as defined below and calculated in accordance with the following calculation):

1 Other than shares held by the Company Shareholders who take all of the steps required to be taken in order to entitle such shareholders to be paid the fair value of such shares in accordance with the BCL

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         I. NINETEEN MILLION TWO HUNDRED THOUSAND DOLLARS ($19,200,000.00) (the
"Initial Amount") minus the appropriate reductions required for the Wellesley Holdback Adjustment (Section 2.2.2(b)), the Conversion Option (Section 2.2.2(c)), the Escrow Amounts (Section 2.2.2(d)) and the Equipment Financing Amount (Section 2.2.2(e)) shall be paid to the Delivery Agent by TSI on behalf of the Company Shareholders and the Company (such amount hereinafter the "Closing Date Payment").

         II. The Delivery Agent shall thereafter immediately (i.e. on the Closing Date) pay each of the following amounts from the Closing Date Payment:

         (i) the amount of the Bank Debt (as defined in Section 4.20),

         (ii) the amount of the Unsecured Financing (as defined in Section
4.16),

         (iii) the amount of the Adjusted Employee Change of Control Amount (as defined in Section 4.25(f)), and

         (iv) the amount of the Company Transaction Expenses (as defined in Section 6.3). The Closing Date Payment, minus each of the expenses listed in items (i) through (iv) immediately above, hereinafter referred to as the "Aggregate Merger Price".

         III. The Aggregate Merger Price, divided by the total number of shares of Company Stock issued and outstanding immediately prior to the Effective Time, shall hereinafter be referred to as the "Per Share Merger Price". The parties acknowledge and agree that upon the execution of this Agreement, Schedule 2.1.3, which sets forth each of the holders of shares of Company Stock (the "Company Shareholders"), assumes that prior to the Closing all holders of options listed thereon will have exercised in full their options listed on such Schedule 2.1.3. If
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one or more of such option holders shall fail to exercise such options, the parties will amend Schedule 2.1.3 accordingly prior to the Closing.

         (b) All shares of Company Stock, when converted pursuant to this
Section 2.1.3, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Price multiplied by the number of shares represented by such certificate upon the surrender of such certificate in accordance with Section 2.2.1, without interest, and except as otherwise provided under the BCL.

                2.2      Delivery of Certificates and Payment.

         2.2.1 Delivery of Shares. At the Effective Time (i.e. on the Closing
Date), each Company Shareholder, as identified on Schedule 2.1.3, shall deliver to TSI certificates representing all of the shares of Company Stock owned by such shareholder as set forth opposite such shareholder's name on Schedule 2.1.3 hereto, and in the event that any Company Shareholder has lost a certificate, or a certificate has been destroyed, each such Company Shareholder shall deliver to TSI an affidavit, in form and substance reasonably satisfactory to TSI, to such effect.

         2.2.2 Payment of Closing Date Payment and Delivery of TSI Options. (a) On the Closing Date and upon delivery of the shares of Company Stock pursuant to
Section 2.2.1, (i) TSI shall deliver to Rubin and Rudman LLP (the "Delivery Agent") on behalf of the Company Shareholders and the Company (A) by wire transfer in immediately available funds to an account designated by Delivery Agent, an amount equal to the Closing Date Payment (after making the appropriate reductions for the Wellesley Holdback Adjustment, the Conversion

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Option, the Escrow Amounts and the Equipment Financing Amount, each as set forth in this Section 2.2.2), and (B) the appropriate number, if any, of options ("TSI Options") for shares of TSI Common Stock, and (ii) TSI shall deliver to Donovan
& Giannuzzi, in its capacity as escrow agent (the "Escrow Agent") the Escrow Amounts. The Delivery Agent shall immediately (a) (i) pay all Bank Debt to
Fleet, (ii) all Unsecured Debt to the applicable third parties, (iii) the Adjusted Employee Change of Control Amount to the Company (for TSI's benefit), and (iv) all Company Transaction Expenses to the appropriate third parties, and
(b) pay the Aggregate Merger Price to the Company Shareholders in accordance with the terms of this Agreement.

         (b) Wellesley Holdback Adjustment. (i) The parties acknowledge and agree that, except as otherwise set forth in subsections (ii) and (iii) immediately below, TSI shall withhold FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) from the Initial Amount (the "Wellesley Holdback Amount"), and shall not pay such amount to the Delivery Agent (or the Company Shareholders) at the Closing. In the event that on or before November 1, 2000, (A) the Wellesley Lease is amended, substantially and materially in accordance with the terms of the form of lease amendment set forth as Exhibit E-1 (the "Wellesley Lease Amendment"), or (B) the Wellesley Landlord agrees in writing to substantially and materially all of the terms set forth in the Wellesley Lease Amendment and is ready, willing and able to enter into such agreement, but TSI, in its own discretion, determines not to execute the Wellesley Lease Amendment, then, TSI shall pay the Wellesley Holdback Amount to the Delivery Agent, in the case of
(A) above, within five (5) business days after the Wellesley Landlord executes and delivers to TSI a fully-binding, valid and enforceable Wellesley Lease Amendment, or in the case of (B) above, no later than five (5) business days after November 1, 2000. In conjunction with such payment, TSI shall subtract

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and retain any amounts due (if any) from the Company Shareholders (arising from the exercise by Company employees of Company Options) with respect to withholding taxes and other amounts arising from such payment. In the event that, neither (A) nor (B) in the preceding sentence occurs on or prior to November 1, 2000, TSI shall keep the Wellesley Holdback Amount and shall have no obligation to pay all or any portion of the Wellesley Holdback Amount to the Delivery Agent (or the Company Shareholders).

         (ii) Notwithstanding anything to the contrary in subsection (i) immediately above, at least five (5) days prior to the Closing, the Company shall have the option (to be exercised by providing written notice to TSI and TSI's counsel as set forth herein), to elect not to pursue the Wellesley Lease Amendment, in which case the Initial Amount shall be decreased by THREE HUNDRED THOUSAND DOLLARS ($300,000.00) (as opposed to FIVE HUNDRED THOUSAND DOLLARS ($500,000.00)), and there shall be no Wellesley Holdback Amount.

         (iii) Notwithstanding anything to the contrary in subsections (i) and
(ii) immediately above, in the event that on or prior to the Closing Date, Sportsfit, Inc. (a Subsidiary of the Company), the Company, as Guarantor, and the Wellesley Landlord each execute and deliver a fully-binding, valid and enforceable Wellesley Lease Amendment, there shall be no Wellesley Holdback, and this Section 2.2.2(b) shall have no force or effect.

         (c) Conversion Option. (i) Notwithstanding anything to the contrary in this Agreement, each of the individual Company Shareholders listed on Schedule 2.2.2(c) hereto (the "Executive Group") shall, provided he or she complies with the requirements of the following sentence, have the option (to be exercised in his or her sole and exclusive discretion), to exchange up to fifty percent (50%) of his or her outstanding options ("Company Options") to

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purchase shares of Company Stock, for TSI Options to purchase shares of TSI's
Class A common stock, par value $.001 ("TSI Common Stock"), as opposed to receiving cash consideration at the Closing for the Company Stock underlying such Company Options (the "Conversion Option").

         (ii) The Conversion Option shall be exercisable by each member of the Executive Group who, at least ten (10) days prior to the Closing, provides TSI with written notice of (i) the amount of Company Options he or she wishes to exchange for TSI Options, (ii) acceptance of the valuation (which shall be agreed upon by TSI and the Executive Group) of TSI Common Stock for purposes of establishing a conversion ratio from shares of Company Stock to shares of TSI Common Stock, (iii) his or her agreement to execute, on the Closing Date, an employment agreement with TSI (substantially and materially in the form of Exhibit I-1) or, for Bonomo Strategic Marketing and Communications ("BSMC") a consulting agreement with TSI (substantially and materially in the form of Exhibit I-2), and (iv) his or her agreement to execute, on the Closing Date, each of the TSI Shareholder Documents. Such notice shall be substantially and materially in the form of Exhibit B (the "Conversion Notice"). The TSI Options shall be issued in accordance with the terms and provisions of TSI's Amended and Restated 1996 Common Stock Option Plan with modifications, if any, as required.

         (iii) Each of the parties hereby acknowledge and agree that, notwithstanding anything to the contrary in this Agreement or any other agreement, certificate, document or other writing, in the event that one or more of the members of the Executive Group validly exercise their Conversion Option,
(A) the amount of the Initial Amount shall be reduced by the following amount:
(I) the number of shares of Company Stock for which the converted Company Options would have been exercisable for, (II) multiplied by the Per Share Merger


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Price, and (B) TSI shall deliver to the Delivery Agent the appropriate number of
TSI Options in exchange for the Company Options.

         (d) Escrow Amounts. Notwithstanding anything to the contrary herein, in accordance with Section 2.1.3, on the Closing Date, TSI shall deposit with the Escrow Agent the following four (4) escrow amounts: (A) One Hundred Thousand Dollars ($100,000.00) with respect to the audit of the Federal 1996 Return (the "1996 Federal Tax Escrow Amount"), (B) One Hundred Thousand Dollars ($100,000.00) with respect to the Threatened Litigation (the "Threatened Litigation Escrow Amount"), (C) Three Hundred Thirty-Seven Thousand Five Hundred Sixty-Six Dollars ($337,566.00) with respect to the Valuation Issue (as defined in the Escrow Agreement) (the "Valuation Escrow Amount"), and (D) One Hundred Thousand Dollars ($100,000.00) with respect to any other breach(es) or violation(s) of any nature whatsoever of this Agreement by the Company, or of the Company Shareholder Agreement by the Company Shareholders (the "General Escrow Amount"), (the 1996 Federal Tax Escrow Amount, the Threatened Litigation Escrow Amount, the Valuation Escrow Amount and the General Escrow Amount, together, the "Escrow Amounts"), all in accordance with the terms of an Escrow Agreement to be executed on or prior to the Closing Date substantially and materially in the form of Exhibit L attached hereto. Release of the Escrow Amounts shall be permitted only in accordance with the terms and conditions of the Escrow Agreement. In conjunction with any release of the Escrow Amounts to the Delivery Agent (on behalf of the Company Shareholders), TSI shall subtract and retain any amounts due (if any) from the Company Shareholders (arising from the exercise by Company employees of Company Options) with respect to withholding taxes and other amounts arising from such payment.

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         (e) Equipment Financing Amount. On or before the Closing Date, the
Company shall provide TSI with proof of the Equipment Financing Amount, which shall be subject to verification by TSI. The parties agree that the agreed upon Equipment Financing Amount shall be subtracted from the Initial Amount in accordance with the terms of Section 2.1.3 hereof. The Equipment Financing Amount shall be retained by TSI for its own account.

                  2.3 No Further Ownership Rights in Company Stock. (i) The Per Share Merger Price shall be deemed full payment for each share of Company Stock and all rights pertaining to such shares of Company Stock. There shall be no further registration of transfers on the stock transfer books of the Company of the shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Closing Date, certificates representing shares of Company Stock are presented to TSI or the Surviving Corporation for any reason, they shall be canceled and exchanged solely for the Aggregate Merger Price (as delivered to the Delivery Agent) and neither TSI nor the Surviving Corporation shall have any obligation to make any additional payment.

         (ii) In the event that any Company Shareholder exercises his or her appraisal rights in accordance with the provisions of the BCL, the Delivery Agent shall hold the Per Share Merger Price relating to such Company Stock, and shall release such amount solely upon the applicable court's final determination of the "fair market value" of such shares of Company Stock.

         3. Closing; Closing Date. The closing of the Merger (the "Closing") shall take place at the offices of Rubin and Rudman LLP, at 10:00 a.m. local time, on Thursday, June 29, 2000,

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or such other time or date as TSI and the Company agree in writing. The time and date upon which the Closing occurs is herein called the "Closing Date."

         4. Representations and Warranties of the Company. The Company represents and warrants to TSI and TSI Sub as of the date of this Agreement and, unless specifically stated to the contrary, as of the Closing Date, as follows:

                  4.1 Due Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now being and heretofore conducted. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now being and heretofore conducted.

                  4.2 Authority to Execute and Perform Agreement. The Company has the corporate power and authority required to execute and deliver this Agreement and to perform fully the Company's obligations hereunder. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery hereof by each of TSI and TSI Sub) constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The execution and delivery by the Company of this Agreement, the consummation of the transactions contemplated hereby and the performance by the Company of this Agreement in accordance with its terms will not (a) require

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the approval, consent or action of, or the making of any filing with or the giving of any notice to, any Governmental Body (as defined in Section 4.11) or any other Person, other than (i) the approval by the Board of Directors of the Company which has been obtained, (ii) the approval by two-thirds of the outstanding shares of Company Stock; (iii) the filing of the Articles of Merger with the Office of the State Secretary of the Commonwealth of Massachusetts; and
(iv) the consents, approvals, notices and waivers, set forth on Schedule 4.2, including, but not limited to compliance with the Hart-Scott-Rodino Act ("HSR Act") (collectively, the "Required Consents"); (b) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under, the Articles of Organization or By-laws of the Company or any of the Subsidiaries, any Law or Order (as defined in Section 4.11) of any Governmental Body applicable to the Company or any of the Subsidiaries, or any of their assets or properties or any contract, agreement, instrument, lease, sublease, mortgage or other binding arrangement (collectively, the "Contracts") to which the Company, any of the Subsidiaries, or any of their assets or properties is a party or by or to which the Company, any of the Subsidiaries, or any of their assets or properties is bound or subject, except for the Required Consents which will be obtained at or prior to the Closing; or (c) result in the creation of any Lien on the assets or properties of the Company or any of the Subsidiaries.

                  4.3 Qualification. The Company and each of the Subsidiaries is duly qualified to transact business and is in good standing under the laws of each jurisdiction where such qualification is required. Each jurisdiction in which the Company and each Subsidiary is qualified to transact business is set forth on Schedule 4.3.

                  4.4 Subsidiaries, Equity Investments and Other Affiliates. (a) The Company

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owns 100% of the issued and outstanding shares of each of the Subsidiaries.
Schedule 4.4 sets forth the name, jurisdiction of incorporation, authorized capitalization and share ownership of each subsidiary of the Company. As used in this Section 4.4, the term "subsidiary" means any corporation of which the Company, directly or indirectly, owns or controls any capital stock. Except as set forth in Schedule 4.4, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest, including interests in partnerships, limited liability companies and joint ventures, in any business of any nature whatsoever. All of the outstanding capital stock of each Subsidiary is owned by the Company free and clear of all Liens, (as such term is defined in Section 4.20) except for restrictions on transfer under federal and state securities laws. All such shares of capital stock have been validly issued and are fully paid and nonassessable. There are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of any Subsidiary or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is any Subsidiary committed to issue any such option, warrant, right or security. There are no agreements relating to the voting, purchase or sale of capital stock of any Subsidiary.

         (b) None of the Non-Operating Subsidiaries: (i) have conducted any business of any nature whatsoever for a period of at least two years prior to the date hereof, and (ii) have any debts, liabilities or obligations, of any nature whatsoever, contingent or otherwise.

                  4.5 Outstanding Capital Stock. The Company is only authorized to issue Three Million (3,000,000) shares of Company Stock, of which Eight Hundred Eighty Two Thousand Ninety Six (882,096) shares are issued and outstanding as of the date hereof. All of the

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outstanding shares of Company Stock are owned of record by the Company
Shareholders in the respective amounts set forth on Schedule 2.1.3. If all of the stock options set forth on Schedule 2.1.3 hereto are exercised in full by the holders thereof on or prior to the Closing Date, on the Closing Date, One Million One Hundred Ninety Thousand Five Hundred Ninety Six (1,190,596) shares of Company Stock will be issued and outstanding. The Company is not a party to, or bound by, any instrument that restricts the transfer of Company Stock. All of the outstanding shares of Company Stock are duly authorized and validly issued, fully paid and nonassessable. No other class of capital stock or other ownership interests of the Company is authorized, issued, reserved for issuance or outstanding. None of the securities of the Company, or the options set forth on
Schedule 2.1.3, have, to the Company's knowledge, been issued in violation of applicable Federal or state securities laws.

                  4.6 Options or Other Rights. Except as set forth on Schedule 4.6, there is no outstanding right, subscription, security, warrant, call, unsatisfied preemptive right, option or other agreement, commitment, arrangement or undertaking of any kind to purchase or otherwise to receive from the Company or any Subsidiary any of the outstanding, authorized or unauthorized shares of the capital stock or any other security of the Company or any Subsidiary, and there is no outstanding security of any kind convertible into any such capital stock. The list of outstanding stock options of the Company set forth on
Schedule 4.6 is true and complete and such options, except as provided in
Section 2.2.2(c), will be fully vested and exercisable for an aggregate of Three Hundred Eight Thousand Five Hundred (308,500) shares of Company Stock by the holders thereof at or prior to the Closing Date, and except as provided in
Section 2.2.2(c) (Conversion Option), any unexercised options outstanding on the Closing Date shall be

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automatically cancelled without any actions of the Company, the Surviving
Corporation or any other Person. There is no bond, debenture, note or other indebtedness of the Company or any Subsidiary having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matter on which shareholders of the Company or any Subsidiary may vote.

                  4.7 Charter Documents and Corporate Records. The Company has heretofore delivered to TSI true and complete copies of the Company's and each Subsidiary's (i) Articles of Organization, or similar certificate of formation (certified, in each case, by the Secretary of State or other appropriate official of the jurisdiction of incorporation), and (ii) By-laws (certified by such company's clerk or an assistant clerk), in each case, as in effect on the date hereof. The minute books of the Company and each of the Subsidiaries which have been made available to TSI for its inspection contain true and complete records of all meetings and consents in lieu of meeting of the Board of Directors (and any committee thereof) of such company, and its shareholders, since the time of its organization and accurately reflect in all material respects all transactions referred to in such minutes and consents in lieu of meeting. The stock books of the Company and each of the Subsidiaries which have been made available to TSI for its inspection are true and complete.

                  4.8 Financial Statements. Each of the balance sheets of the Company (i) as of December 31, 1999 and December 31, 1998 and the related statements of income, retained earnings and cash flows for the years then ended, including the notes thereto, which have been audited by Arthur Andersen LLP, independent public accountants ("Arthur Andersen"), (ii) as of December 31, 1997 and the related statements of income, retained earnings and cash flows for the years then ended, including the notes thereto, which have been reviewed by Arthur Andersen,

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and (iii) as of December 31, 1996 and December 31, 1995 and the related statements of income, retained earnings and cash flows for the years then ended, including the notes thereto, which have been reviewed by Macdonald, Levine, Jenkins & Co., P.C., each of which have been delivered to TSI, are each complete and correct and present fairly the financial position of the Company and the Subsidiaries as at such dates and the results of operations and cash flows of the Company and the Subsidiaries for the years then ended, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied for the periods covered thereby. (The foregoing financial statements of the Company (and the Subsidiaries) as of December 31, 1999 and for the year then ended are sometimes herein called the "Audited Financials," the balance sheet included in the Audited Financials is sometimes herein called the "Reference Balance Sheet" and December 31, 1999 is sometimes herein called the "Reference Balance Sheet Date.") The balance sheets of the Company (and the Subsidiaries) as of January 31, 2000, February 29, 2000, March 31, 2000 and April 30, 2000 and the related statements of income, retained earnings and cash flows for the periods then ended, which were prepared internally by the Company, and which have been delivered to TSI, are complete and correct and present fairly the financial position of the Company (and the Subsidiaries) as of such dates and the results of operations and cash flows of the Company for the periods then ended, in each case in conformity with GAAP applied on a basis consistent with that of the Audited Financials, except for normal year-end adjustments and the lack of footnotes and other presentation items. (The foregoing unaudited financial statements of the Company as of January 31, 2000, February 29, 2000, March 31, 2000 and April 30, 2000 and for the periods then ended are sometimes herein called the "Interim Financials," the balance sheets included in the Interim Financials is sometimes herein called the

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"Interim Balance Sheets" and April 30, 2000 is sometimes herein called the
"Interim Balance Sheet Date.") The Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) except (i) as disclosed, reflected or reserved against on the Audited Financials or the Interim Financials, and (ii) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice and not in violation of this Agreement since the Reference Balance Sheet Date. As of the Closing Date, the Company shall not have any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) except (i) as disclosed, reflected or reserved against on the Audited Financials, the Interim Financials or the March 31, 2000 Financials (as defined in Section 6.14), and (ii) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice and not in violation of this Agreement since the Reference Balance Sheet Date and the Interim Balance Sheet Date.

                  4.9 No Material Adverse Change. Except (i) as set forth on
Schedule 4.9, (ii) as reflected in the Interim Financials, or (iii) as contemplated by this Agreement, since the Reference Balance Sheet Date, there has been no change, event or occurrence which has materially adversely affected the Business, the Clubs, the properties, the assets, the operations, the results of operations, or the condition (financial or otherwise) of the Company or any of the Subsidiaries (each a "Material Adverse Change"). To the knowledge of the Company, no event has occurred and no fact or circumstance exists that the Company believes would result in a Material Adverse Change. Since the Interim Balance Sheet Date, there has been no damage, destruction, loss or change in the condition of any property which would or reasonably could be expected to materially adversely affect the Company's and/or any of its Subsidiaries' condition

(financial or otherwise) or operations.

                  4.10 Taxation Representations and Warranties. (i) For purposes of this Agreement, the following terms shall have the following meanings:

                  (1) "Code" means the Internal Revenue Code of 1986, as amended.

                  (2)  "Pre-Closing Tax Period" means any taxable period

                           ending on or before the Closing Date and the portion ending on and including the Closing Date of any taxable period that commences prior to, and includes (but does not end on) the Closing Date.

                  (3) "Tax" or "Taxes" means all Federal, state, county, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, estimates or other tax of any kind whatsoever, including interest, penalty or addition thereto, whether disputed or not.

                  (4) "Tax Return" means any return, declaration, report, estimate, or information return or statement relating to Taxes including any schedule or attachment thereto, and including any amendment thereof.


                       (ii) The Company (on behalf of itself and the
                   Subsidiaries) has filed or will timely file all Tax Returns that are required to be filed on or prior to the Closing Date and has paid all Taxes owed by the Company and its Subsidiaries (whether or not shown on any Tax Return) or has reserved sufficient amounts therefore. All such Tax Returns are correct and complete and, without in any manner limiting the foregoing, the Company has taken no position thereon that would subject it to accuracy related penalties under section 6662 of the Code (or any comparable provision of state, local or foreign Tax law);

                       (iii) The Company has delivered to TSI correct and
                   complete copies of all federal and state income Tax Returns filed by the Company, together with any examination reports and statements of deficiencies assessed against or agreed to by the Company since December 31, 1995. Except for the Federal Tax Return for the year ended December 31, 1996 (the "Federal 1996 Return", none of such Tax Returns, including, but not limited to, income tax returns and sales and use tax returns, have been audited. Except for the Federal 1996 Return, no Tax Returns of the Company are currently the subject of audit;

                           (iv) There is no dispute or claim concerning any Tax
                  liability of the Company (or any of the Subsidiaries) pending of which the Company has been notified, or, to the knowledge of the Company, threatened by any taxing authority. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor has any Person entered into a closing agreement pursuant to section 7121 of the Code (or any comparable provision of state, local or foreign Law) that is currently in force and determines the Tax liability of the Company;

                           (v) The reserves for Taxes due, or accrued but not
                  yet due, relating to the income, properties or operations of the Company for any Pre-Closing Tax Period as reflected on the books of the Company are adequate to cover such Taxes;

                           (vi) The Company is not a party to, or bound by, any
                  Tax allocation or sharing agreement. Neither the Company nor any Subsidiary has been a member of an affiliated group filing a consolidated federal or state income tax return (other than a group, the common parent of which is the Company) or has any liability for the Taxes of any other Person (other than the Company and its Subsidiaries) under Treasury Regulation 1.1502-6 (or similar provision of state, local or foreign law), as transferee or successor, by contract or otherwise;

                           (vii) Schedule 4.10 sets forth all Federal tax
                  elections under the Code that are in effect with respect to the Company as of the date hereof. After the date hereof, no election with respect to Taxes will be made without the written consent of TSI;

                           (viii) Neither the Company nor any Subsidiary has at
                  any time taken any action that would cause (a) section 341(f) of the Code (or any comparable provision of state, local or foreign Law) to apply to the Company or any Subsidiary or to any disposition of any asset owned by any of them, (b) section 280G of the Code to apply to any payment paid by the Company or any Subsidiary or (c) the "safe harbor lease" provisions of former section 168(f)(8) of the Code to apply to the Company or any Subsidiary;

                           (ix) All Taxes that the Company or any Subsidiary is
                  required by Law to withhold or collect have been duly withheld or collected, and have been timely paid over to the appropriate governmental authorities to the extent due and payable;

                  (x) Except as set forth on Schedule 4.10, no power of attorney is currently in effect, and no Tax ruling has been requested of any governmental authority, with respect to any Tax matter relating to the Company or any Subsidiary;

                  (xi) Except as set forth on Schedule 4.10, the Company has not agreed to make, nor is it required to make, any adjustment under section 481(a) of the Code by reason of a change in accounting method or otherwise;

                  (xii) As of the Closing Date, the Company shall have collected all applicable withholding and employer-related taxes and other amounts, if any, due upon (A) the exercise of any option, warrant or other right of any kind to acquire shares of Company Stock, including, but not limited to, the exercise of options to purchase Company Stock exercised after the date hereof and on or prior to the Closing Date, or (B) the payment of the Per Share Merger Price for such Company Stock in connection with the transactions contemplated herein, and the Company shall have no other tax obligations of any nature whatsoever with respect to the same; and

                  (xiii) No claim has ever been made by any authority in any jurisdiction where any of the Company or its Subsidiaries does not file Tax Returns that the Company or any Subsidiary is, or may be, subject to taxation in such jurisdiction.

      4.11 Compliance with Laws. Neither the Company nor any Subsidiary (i) is in violation of any applicable order, judgment, injunction, award, decree or writ (collectively, "Orders"), or, to each of their knowledge, any applicable law, statute, code, ordinance, regulation or other requirement (collectively, "Laws"), of any government or political subdivision thereof, whether Federal, state, county, local or foreign, or any agency, commission or instrumentality of any such government or political subdivision, or any court or arbitrator (collectively, "Governmental Bodies"),
(ii) the Company is not subject to, and shall not be subject to, any fines or penalties for any present or past non-compliance, and (iii) to the Company's knowledge, no such violation is being alleged. To the knowledge of the Company, no investigation or review by any Governmental Body with respect to the Company or any Subsidiary is pending or threatened and neither the Company nor any Subsidiary has received any notice of any intention by any Governmental Body to conduct the same. This Section 4.11 does not and is not intended to deal with any environmental matters, and all representations and warranties regarding environmental matters are contained exclusively in Section 4.32.

            4.12 Permits. Each of the Company and the Subsidiaries has all licenses, permits and authorizations of any Governmental Body that are necessary for the conduct of the Business and for the use and occupancy of the Business at each of the Leased Premises (collectively, "Permits"). All Permits are listed on
Schedule 4.12 and are in full force and effect. The Company and each of its Subsidiaries is in compliance with the terms of the Permits and, to the knowledge of the Company, no proceeding is pending or threatened to revoke, suspend, modify or limit any Permit. No Permit will be subject to revocation, suspension, modification or limitation as a result of this Agreement or the consummation of the transactions contemplated hereby, and all Permits shall remain valid and in effect, in accordance with their terms, after the Closing Date. This Section 4.12 does not and is not intended to deal with any environmental matters, and all representations and warranties regarding environmental matters are contained exclusively in Section 4.32.

            4.13 Claims and Proceedings. There are no outstanding Orders of any Governmental Body against the Company, any of the Subsidiaries, the Business, any of the Clubs, or any of the assets or properties of the Company or the Subsidiaries. Except as set forth in the last sentence of this Section 4.13, there are no actions, suits, disputes, claims or legal, administrative or arbitral proceedings (collectively, "Claims") pending, or to the knowledge of the Company, threatened, against the Company, any of the Subsidiaries, the Business, any of the Clubs, or any of the assets or properties of the Company or the Subsidiaries. To the knowledge of the Company, there is no fact, event or circumstance that the Company expects to give rise to any Claim. During the past five (5) years, there has not been any product liability or personal injury Claims against the Company or any of the Subsidiaries for any product manufactured at any time by the Company or any of the Subsidiaries. There are no Claims pending or, to the knowledge of the Company, threatened that would give rise to any right of indemnification on the part of any director or officer of the Company or any of the Subsidiaries, or the heirs, executors or administrators of such directors or officers, against the Company, any of the Subsidiaries, or any successor. (i) The Company has received notice that a law suit may be commenced by (A) Kim Kaloust, an ex-employee, concerning alleged libel and slander committed against Ms. Kaloust by employees of the Company and
(B) Dr. Hattie Washington, concerning refusal to allow children to use certain weight room facilities at the Framingham Club, and (ii) acknowledges that a member, Mr. Toyoichi Tanaka, recently died of a heart attack at the Wellesley Club, and, because this accident has occurred so recently, does not yet know whether the same may result in future litigation (collectively, the "Threatened Litigation").

            4.14 Membership Contracts; Other Contracts. (a) The Company has heretofore provided TSI with a complete and accurate list, dated April 30, 2000, of all of the Present Membership Agreements (including all amendments, modifications and extensions related thereto) of the Company and each of the Subsidiaries for each of the Owned Clubs and the North Point Club (the "Membership List"). The Membership List accurately lists the expiration date of each Present Membership Agreement, and, to the Company's knowledge, all other information therein is true, complete and correct. On the Closing Date, the Company shall have delivered to TSI a revised complete and accurate list of all of the Present Membership Agreements, dated not more than three (3) days prior to the Closing Date (the "Revised Membership List"). Each Present Membership Agreement is in full force and effect in accordance with its terms. As of April 30, 2000, the Company and the Subsidiaries have a total of (i) 11,170 active monthly dues paying Present Members, (ii) 5,924 annual paid-in-full Present Members with no guaranteed renewal rates, (iii) 1,097 interim Present Members, and (iv) 4,195 seasonal paid-in-full Present Members. As of such date, there is no more than $70,000.00 of membership dues and fees which is thirty (30) days or more overdue. The total electronic fund transfers, credit card payments and other monthly dues and freeze fees collected from the Present Members (collectively, "Monthly Dues"), received by the Company and the Subsidiaries for all dues billed as of April 1, 2000 totalled $719,754.00. Except as set forth on
Schedule 4.14(a), each of the following are true, complete and correct:

                  (i) Except for renewal rights of interim Present Members,
            there are no renewal rights with respect to the Present Membership Agreements which allow a Present Member to renew or otherwise continue his or her membership at an advantageous or preferred rate (a "Preferred Renewal Provision");

                  (ii) There are no provisions in any Present Membership
            Agreements which entitle any Present Member to free or discounted personal services ("Personal Services"), including, without limitation, spinning, baby-sitting, massage therapy, court time, private training, swimming, outdoor summer programs, lockers, laundry, tanning, nutrition counseling, or karate classes (each a "Personal Services Discount");

                  (iii) There are no outstanding coupons or certificates for
            Personal Services issued by the Company or any of the Subsidiaries, which have been sold or otherwise provided to any individual (exclusive of any such Personal Services provided for in the Present Membership Agreements) and which would obligate the Company or any Subsidiary to provide Personal Services to any individual after the Closing Date;

                  (iv) There are no "special use" or "limited use" Present
            Membership Agreements, including any membership which allows any individual limited use of the facilities of the Clubs (including, without limitation, memberships restricted to access for karate, dance, or other classes, or for summer sessions) at a reduced price or under preferential terms;

                  (v) There are no Present Membership Agreements subject to
            special corporate, family, senior citizen, group or other special rates;

                  (vi) There are no Present Membership Agreements which entitle any Person to a free, discounted or complimentary membership;

                  (b) Except as set forth in Schedule 4.14(a), each of the following is true, complete and correct as of the date of this Agreement:

                  (i) Neither the Company nor any Subsidiary has any obligation, whether written or verbal, to allow any Person, other than Present Members, to use any of the Clubs;

                  (ii) There are no oral modifications with respect to any of the Present Membership Agreements or oral agreements between the Company or any Subsidiary and any Person which would entitle any Person, other than a Present Member, to any right customarily held by a Present Member;

                  (iii) As of the date hereof, all refund obligations with
            respect to any and all Present Members or past members have been paid in the ordinary course; and

                  (iv) within the last twelve (12) months, (i) no third party has threatened to terminate or modify any Special Membership Arrangement, or has threatened to cancel or otherwise terminate the relationship of such third party with the Company or any Subsidiary,
            (ii) the Company's revenues generated from any Special Membership Arrangement (as defined in Section 4.14(c) below) have not decreased materially.

                  (c) Schedule 4.14(c) lists all of the following Contracts to which the Company or any the Subsidiaries is a party or by or to which the Company or any the Subsidiaries, or any of their respective properties or assets, may be bound or subject:

                  (i) employment agreements, severance agreements, consultant agreements, management agreements (excluding the Club Management Agreements), independent contractor agreements, agreements with any of the officers or directors, trainers, coaches, counselors or private service providers;

                  (ii) Contracts with suppliers, vendors, maintenance providers and purchase order arrangements, in each case which obligate the Company and/or any Subsidiary to make payments in excess of $5,000;

                  (iii) loan agreements, revolving credit agreements, line of credit agreements, financing leases, mortgages, indentures, promissory notes, guarantees, security agreements and any other agreements evidencing indebtedness of the Company or any Subsidiary or creating any Lien with respect to any property of the Company;

                  (iv) guarantees, including, but not limited to guarantees
            relating to any of the Leases or the Club Management Agreements;

                  (v) installment sale Contracts;

                  (vi) non-competition Contracts restricting the Company from competition, including any such provisions in any of the Leases;

                  (vii) equipment leases or equipment financing agreements;

                  (viii) acquisition or disposition Contracts other than in
            the ordinary course of business, including, but not limited to, asset purchase agreements, stock purchase agreements and merger agreements entered into over the past three (3) years;

                  (ix) confidentiality and standstill Contracts;

                  (x) each of the Space Licenses (as defined in Section 4.23;

                  (xi) Contracts to provide goods or services below cost;

                  (xii) Contracts entered into other than on an arm's-length basis;

                  (xiii) all other Contracts outside the ordinary course of
            business, or which either involve receipt or payment of more than $5,000 or have a remaining term of more than twelve (12) months, other than the Leases (as defined in Section 4.15);

                  (xiv) copies of each of the forms of membership agreement used by the Company or any of the Subsidiaries with any Present Member;

                  (xv) agreements with corporations, HMOs, hospitals, and other third parties with respect to special membership rates, privileges, referrals, etc. for the use of the Business (collectively, "Special Membership Arrangements"); and

                  (xvi) agreements with any third parties that allows any
            individual, other than the Present Members, use of any of the Clubs or any other service provided by the Company or any of the Subsidiaries.

                  (d) As of the Closing Date, and to the extent that the Company has the same, the Company shall have delivered to TSI the true and complete originals of all Present Membership Agreements set forth on Schedule 4.14(a) and originals of each of the written Contracts set forth on Schedule 4.14(c) or on any other Schedule, and accurate written summaries of any oral Contracts set forth on any Schedule. All of the Present Membership Agreements and Contracts referred to in the preceding sentence are valid and binding upon the Company and/or the Subsidiaries in accordance with their terms, and the Company has received no written or verbal notice from any other third party that the same are not valid and in full force and effect with respect to the other party(s) thereto. The Company is not in material default, after all applicable grace periods, under any of such Contracts, nor, to the Company's knowledge, does any condition exist that with notice or lapse of time or both would constitute such a default thereunder. To the knowledge of the Company, no other party to any such Contract is in default thereunder nor does any condition exist that with notice or lapse of time or both would constitute such a default thereunder.

                  (e) As of the Closing Date, the Company shall have terminated each of the Terminated Contracts (as defined in Section 7.19) and neither the Company nor any Subsidiary shall have any accrued or unaccrued obligations thereunder.

            4.15 Managed Clubs; Real Property; Leased Premises. (a) The Company has heretofore delivered to TSI a true, correct and complete copy of each of the Club Management Agreements (including all modifications, amendments, assignments and supplements thereto). The Company has the right to manage and operate each of the Managed Clubs in accordance with the applicable Club Management Agreement. Each of the Club Management Agreements is valid, binding and is in full force and effect with respect to the Company, and, the Company has, as of the date hereof, received no written or verbal notice that any other party thereto is in default. Any amounts of any nature whatsoever (if any) payable by the Company, as manager, under the Club Management Agreements are current and paid-in-full. To the Company's knowledge, the Company has complied with all of the terms and conditions of the Club Management Agreements, and no termination event or condition or uncured default exists under any of the Club Management Agreements, and the Company has not received any notice of default which remains uncured. The Company is not in default under any of the Club Management Agreements and, to the Company's knowledge, no condition exists that with notice or the lapse of time or both would constitute a default thereunder. To the knowledge of the Company, no owner of any of the Managed Clubs is in default under any of the Club Management Agreements and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. None of the owners of the Managed Clubs has indicated its intention to (i) terminate a Club Management Agreement, or (ii) not renew a Club Management Agreement at the expiration of its term. Exhibit C-1, with respect to the Shad Hall Club, and Exhibit C-2, with respect to the North Point Club, sets forth the terms of each of the consent agreements to be obtained from the owners of the Shad Hall Club and the North Point Club, respectively. (collectively, the "Club Management Consents").

                  (b) Neither the Company nor any Subsidiary owns any land, buildings, structures, plants, facilities or other improvements, other than leasehold improvements and fixtures. With respect to any real property owned by the Company or any Subsidiary at any time over the past three (3) years, the Company has heretofore delivered to TSI complete and correct copies of each and every of the following, if any, in the possession of the Company or any
Subsidiary: (i) title reports, title binders, survey documents and data affording information or opinions with respect to, certifying to, or evidencing the extent, current title, title history, title marketability, use, possession, restriction or regulation, if any (governmental or otherwise), and compliance with Laws, of such real property; and (ii) deed or title-holding or trust agreements, if any, under which any of the such real property may have been conveyed to or from the Company or any Subsidiary.

                  (c) The only real property used or occupied by the Company or any of the

Subsidiaries in connection with the Business are the nine (9) Leased
Club Premises, and the one (1) Office Premises, used as the Company's office headquarters (the Leased Club Premises and the Office Premises, collectively, the "Leased Premises"). Neither the Company nor any Subsidiary is a party to any other lease or sublease of real property.

                  (d) The Company has heretofore delivered to TSI a true, correct and complete copy of each of the Club Leases (including all modifications, amendments, assignments, letter agreements, side letters and supplements thereto) and the Office Lease (including all modifications, amendments, assignments, letter agreements, side letters and supplements thereto) (the Club Leases and the Office Lease, collectively, the "Leases"). Each of the Leases is valid, binding and is in full force and effect with respect to the Company or the applicable Subsidiary, and, to the knowledge of the Company, with respect to any other parties thereto. All rent, additional rent, taxes, percentage rents, utility charges, additional charges and other sums and charges of any nature whatsoever payable by the Company, or the applicable Subsidiary, as tenant, under the Leases are current and paid-in-full. Each of the Company and Subsidiaries, as applicable, has complied with all of the material terms and conditions of the Leases, and no termination event or condition or uncured default exists under any of the Leases. Neither the Company, nor any of the Subsidiaries, (i) is in default under any of the Leases, or (ii) except for defaults which will be cured prior to the Closing, has received notice of any default which remains uncured, and no condition exists that with notice or the lapse of time or both would constitute a default thereunder. To the knowledge of the Company, no landlord or sublandlord is in default under any of the Leases and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition. (I) Exhibit D-1 (the "New Lexington Lease") and Exhibit D-2 (the "New Franklin Lease"), each attached hereto, set forth the new lease to be entered into on the Closing Date between The Lexington Club, Inc. and the Lexington Landlord, and The Franklin Athletic Club, Inc. and the Franklin Landlord, respectively, and (II) Exhibit E-1 (Wellesley), Exhibit E-2 (Colonial), Exhibit E-3 (Sky Club), Exhibit E-4 (Ferncroft), Exhibit E-5 (Royal Ridge), Exhibit E-6 (Framingham) and Exhibit E-7 (Andover), each attached hereto, set forth the terms of each of the respective consents and amendments to the respective remaining Club Leases (the "Club Lease Consents and Amendments"). On the Closing Date the existing leases with respect to the Lexington Club and the Franklin Club shall have been validly terminated and be of no further force or effect.

                  (e) Neither the Company nor any Subsidiary has mortgaged, assigned, sublet or otherwise transferred or encumbered any of its interest under any of the Leases. The Company's, or applicable Subsidiary's, leasehold interest in each of the Leased Premises as of the Closing Date shall be free and clear of all Liens.

                  (f) Except as disclosed on Schedule 4.15, (i) each of the Leased Premises and all buildings, improvements, fixtures, building systems and utility systems, including, but not limited to, pool and pool systems and tennis courts are in good operating condition and repair, except for ordinary, routine maintenance, (ii) there are no leaks with respect to any pools, steam rooms, whirlpools, bathrooms, pipes, roofs, etc., and (iii) the Company has made all required maintenance and repairs thereto.

                  (g) Neither the Company nor any Subsidiary has received any notice, and has no knowledge of (i) any pending, threatened or contemplated, appropriation, condemnation or like proceeding, relating to or affecting any of the Leased Premises or any part thereof, (ii) any sale or other disposition of any of the Leased Premises or any part thereof in lieu of condemnation, or (iii) the commencement of any foreclosure action against any landlord under any of the Leases.

                  (h) Except for assessments occurring on an annual basis in accordance with applicable Laws, to the knowledge of the Company, there is no pending reassessment, or reassessment under consideration, of any parcel included in the Leased Premises that may increase the real estate tax assessment for such properties. Neither the Company nor any Subsidiary has received any notice in connection therewith.

                  (i) Neither the Company nor any Subsidiary has received any notices that any of the Leased Premises, any of the improvements thereon, or the use thereof for purposes of the Business, fails to comply with any applicable building, parking or zoning codes or laws, environmental laws, deed restrictions, ordinances, insurance requirements, or other Law or Order; and to the knowledge of the Company, no such violation exists.

                  (j) Neither the Company nor any Subsidiary has received any notice that the buildings and other improvements of each parcel included in the Leased Premises encroach on any easements or on any land not included within the boundary lines of such Leased Premises or that neighboring improvements encroach on such Leased Premises.

                  (k) The current uses of any parcel included in the Leased Premises do not violate or conflict with the terms and provisions of any contractual obligations of the Company or any of the Subsidiaries relating thereto.

                  (l) The Company and the Subsidiaries are in peaceful and undisturbed possession of the Leased Premises, and the Company, or the applicable Subsidiary, has good and valid rights of ingress and egress to and from the Leased Premises from and to the public street systems for all usual street, road and utility purposes and other purposes necessary or incidental to the Business.

                  (m) There is a valid certificate of occupancy, which was validly and properly obtained, in effect for each of the Leased Club Premises, covering all of the buildings and improvements thereon, each permitting the lawful operation of the Business as presently being conducted therein.

                  (n) There is a total of approximately $44,000.00 owed to the Sky Club Landlord for approximately seven (7) years of past HVAC maintenance charges, and no other past amounts are due to the Sky Club Landlord, and (ii) the Company has received an estimate from Arthur Andersen indicating that the total cost for the preparation of the Company's tax return for the stub period from January 1, 2000 through the Closing Date will be approximately $10,000.00.

            4.16 Unsecured Financing. The Company and the Subsidiaries have unsecured financing in the total principal amount of Nine Hundred Sixty Thousand Dollars ($960,000.00), in the form of promissory notes, bearing interest at the rate of fifteen percent (15%) per annum, issued by the Company to each of the individuals and in each of the amounts set forth on Schedule 4.16 (the "Unsecured Financing"). All of the interest due to date has been paid, and will be paid by the Company through the Closing Date, and the total amount due to such individuals at Closing will be $960,000.00. Neither the Company nor any Subsidiary maintains any other unsecured financing of any nature whatsoever.

            4.17 Receivables. Except as set forth on Schedule 4.17, all accounts receivable of the Company and the Subsidiaries, whether reflected on the Interim Balance Sheet or subsequently acquired, (i) have arisen from bona fide transactions in the ordinary course of business of the Company and the Subsidiaries, and (ii), subject only to a reserve for bad debts computed by the Company on or before the Closing Date in a manner consistent with past practice and reasonably estimated to reflect the probable results of collection, have been collected or are collectible in the ordinary course of business of the Company and the Subsidiaries in the aggregate recorded amounts thereof in accordance with their terms. The Company has heretofore provided TSI with a true and correct aged list of all accounts receivable of the Company as of the end of April, 2000.

            4.18 Tangible Property. (a) Schedule 4.18 sets forth, on a Club by Club basis, all of the tangible physical assets of the Company and the Subsidiaries, that do not constitute real property (including, but not limited to, all exercise and fitness equipment, computer equipment, laundry equipment, furniture, furnishings, leasehold improvements and fixtures), which have a value in excess of $750.00.

                  (b) Except as set forth on Schedule 4.18, (i) all of the equipment and other assets of the Company and the Subsidiaries is owned, free and clear of any debt, financing payments, lease payments, or Liens, and (ii) neither the Company nor any Subsidiary has entered into any contract or lease with respect to any of the assets of the Company and the Subsidiaries, including, but not limited to, the fitness equipment used by the Business, to which the Company or any Subsidiary has any past, present or future financial or other obligations, and (iii) all past lessors or lenders have provided the Company or the applicable Subsidiary with UCC-3 termination statements, or other lien terminations, necessary to terminate any and all security interests in the assets of the Company and the Subsidiaries. For purposes of this Agreement, "Equipment Financing" shall mean all of the equipment leases and/or equipment financing in effect with respect to the Company and/or any Subsidiary, except for the equipment leases for certain laundry equipment which are accounted for on the Reference Balance Sheet as operating expenses as opposed to debt (the "Operating Leases"). As of the date hereof, the total amount necessary to pay all interest, principal, rent payments and penalties due or to be due with respect to the Equipment Financing is Eight Thousand Fifty Seven Dollars ($8,057.00). The total dollar amount that would be necessary on the Closing Date to pay-in-full all amounts (past, present or future) associated with the Equipment Financing shall he referred to herein as the "Equipment Financing Amount".

                  (c) All of the assets, including, but not limited to, the fitness equipment and other tangible physical assets of the Company and the Subsidiaries which are material to any of the Club's businesses, are in good operating condition and repair, normal wear, tear and repair excepted, in a condition sufficient to conduct the Business as now being conducted, are being used or are useful in the Business at its present level of activity, and have been maintained in accordance with generally accepted industry practice. All inventory of supplies and products sold by the Company and/or the Subsidiaries are consistent with the Company's and each of the Subsidiary's normal operating levels.

                  (d) Except as set forth on Schedule 4.18, during the past three (3) years there has not been any material interruption of the operations of any of the Clubs due to fires, casualties, inadequate maintenance or repair of the assets, or for any other reason whatsoever.

            4.19 Intellectual Property. Neither the Company nor any Subsidiary owns, licenses or uses any trademarks, trade names, service names, service marks, patents or copyrights ("Intellectual Property") in connection with the Business. Except for commercial software licenses, the Company is not a licensor or licensee in respect of any Intellectual Property rights, does not pay any royalty to or receive any royalty from any Person with respect thereto, or has not granted any rights to or received any rights from any Person with respect thereto. To the knowledge of the Company, no services currently provided or products currently sold by or on behalf of the Company or any Subsidiary infringes any patents, trademarks, service marks, copyrights, or any other intellectual property rights of any Person, and no Claims have been made or, to the knowledge of the Company, threatened, against the Company or any Subsidiary.

            4.20 Title to Properties. Except for the Liens set forth on Schedule 4.20, the Company and each of the Subsidiaries has good and marketable title to, or a valid leasehold interest in, all of its assets and properties, including, without limitation, all of the assets and properties reflected on the Interim Balance Sheet or thereafter acquired, in each case free and clear of any lien, pledge, mortgage, security interest, claim, charge, encumbrance or other similar restriction or limitation (collectively, "Liens"). As of the Closing Date, each of the Liens set forth on Schedule 4.20, except for Liens (if any) relating solely to the Operating Leases (as defined in Section 4.18(b)), shall be terminated and released. Schedule 4.20 sets forth the amount of principal, interest and penalties (if any) due with respect to each Lien and/or with respect to any and all bank financing as of the date hereof (collectively, the "Bank Debt"). As of the date hereof, the total Bank Debt (including all amounts owed to Fleet) is (i) $944,628.00, representing general corporate business purposes and (ii) approximately, $7,400,000.00 representing other secured debt. Neither the Company nor any Subsidiary has allowed the filing of any Liens under the name "Fitness Advantage Network" or any other name, other than the actual name of the Company or of a Subsidiary.

            4.21 Accounts Payable. The Company has heretofore provided TSI with a true and correct aged list of all accounts payable of the Company and the Subsidiaries as of the end of April, 2000. Except as set forth on Schedule 4.21 and/or in the ordinary course of business, no account payable of the Company or any Subsidiary that has arisen subsequent to the end of the month prior to the date hereof has exceeded $2,000 nor has the aggregate of such accounts payable exceeded $10,000.00. Except for the Company Transaction Expenses (as set forth in Section 6.3), neither the Company nor any Subsidiary has incurred, or will incur, any expenses in connection with, or related to, the transactions contemplated herein.

            4.22 Contractors. Except as set forth on Schedule 4.22, all contractors, sub-contractors, materialmen, suppliers, expediters, attorneys, architects and other service providers (collectively, "Contractors"), providing any services or labor on behalf of the Company or any of the Subsidiaries have been paid-in-full for any and all work conducted to date, and no mechanic's or materialmen's liens have been filed against the Company, any of the Subsidiaries, any of the Clubs, any of the Leased Premises, or any of the assets or the properties of the Business. No Contractor has the legal right to file, a mechanic's or materialmen's lien against the Company, any of the Subsidiaries, any of the Clubs, any of the Leased Premises, or any of the assets or the properties of the Business.

            4.23 Subleases; Space Licenses. Except as listed on Schedule 4.23, neither the Company nor any Subsidiary has entered into any written or verbal licenses, subleases, or other agreements which grant any third party the right to use all or any portion of any of the Leased Premises (each a "Space License"). The Company has heretofore delivered to TSI a true, correct and complete copy of each of the Space Licenses (including all modifications, amendments and supplements thereto). Each of the Space Licenses are in full force and effect and the "tenant" or "licensee" under each Space License (each a "Sub-Licensee") has made all rent payments promptly and in full, and no Sub-Licensee is presently in default under such applicable Space License. Schedule 4.23 indicates that amount of security deposit deposited with the Company, or the applicable Subsidiary, by each Sublicensee (each a "Sub-Licensee Security Deposit") and the monthly rental rate under each Space License. No Sub-Licensee Security Deposit has heretofore been used or applied against rent by the Company or any Subsidiary.

            4.24 Labor Relations. Neither the Company nor any Subsidiary is a party to, or engaged in negotiating, any collective bargaining agreement. Neither the Company nor any Subsidiary is the subject of any Claim which is pending or, to the knowledge of the Company, threatened, asserting that the Company or any Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act or applicable state statutes) or seeking to compel the Company or any Subsidiary to bargain with any labor organization as to wages and conditions of employment. No strike or other labor dispute involving the Company or any Subsidiary is pending or, to the knowledge of the Company, threatened, and there is no activity involving any employees of the Company or any Subsidiary seeking to certify a collective bargaining unit or engaging in any other organization activity.

            4.25 ERISA Compliance; Absence of Changes in Benefit Plans. (a)
Schedule 4.25 contains a list of each "employee pension benefit plan" (as defined in Section 3(2) of the

Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA, hereinafter a "Welfare Plan"), stock option, stock purchase, deferred compensation plan or arrangement, and other employee fringe benefit plan or arrangement sponsored, maintained, contributed to (or required to be contributed to) by the Company or any Subsidiary for the benefit of any present or former officers, employees, directors or independent contractors of the Company or any Subsidiary (all the foregoing being herein called "Benefit Plans"). No other entity exists which together with the Company and the Subsidiaries would be treated as a single employer under Section 414(b), (c),
(m) or (o) of the Code. The Company has made available to TSI true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, written descriptions thereof), (2) the three (3) most recent annual reports on form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required by applicable Law), (3) the most recent summary plan description for each Benefit Plan for which such a summary plan description is required by applicable Law or was otherwise provided to plan participants, including all summaries of material modifications, if any, as required by applicable law, for each summary plan description, and (4) each trust agreement, insurance contract or other funding vehicle relating to any Benefit Plan.

                  (b) Each Benefit Plan has been administered in accordance with its terms. The Company, each Subsidiary and all the Benefit Plans are in compliance with the applicable provisions of ERISA and the Code, as well as any other applicable Laws of any jurisdiction. All forms, reports, returns and similar documents with respect to the Benefit Plans required to be filed with any Governmental Body or distributed to any Benefit Plan participant within the past six years have been duly and timely filed or distributed, and all such forms, reports, returns and similar documents were complete and correct. Neither the Company nor any Subsidiary has received any notice of any investigation by any Governmental Body or any other Claims (except claims for benefits payable in the normal operation of the Benefit Plans) against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan that could give rise to any liability, and there are not any facts that could give rise to any liability in the event of any such investigation or Claim.

                  (c) (1) All contributions to, and payments from, the Benefit Plans that may have been required to be made in accordance with the terms of the Benefit Plans have been timely made by the Company and payment of all insurance premiums have been timely made and (2) neither the Company nor any Subsidiary
(A) is currently contributing to, and has not contributed in the past six (6) years to, a Pension Plan subject to Section 302 of ERISA or Section 412 of the Code or (B) is, or has ever been, required to contribute to a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

                  (d) Any Pension Plan that is intended to be a "qualified" plan within the meaning of Sections 401(a), et seq., of the Code, is the subject of a valid and current determination letter from the Internal Revenue Service with respect to conformance with Sections 401 and 501(a) of the Code, and the Company has adopted all amendments and is in compliance with all applicable requirements in order to rely on such determination letter for purposes of maintaining a plan qualified under Sections 401 and 501(a) of the Code. The Company has delivered to TSI a copy of the determination letter from the Internal Revenue Service received with respect to any such Pension Plans. No amendment to any of the Pension

Plans within the past year could reasonably be expected to materially increase the cost of any such Pension Plan. No event has occurred that could reasonably be expected to subject any Pension Plan to tax under Section 511 of the Code.

                  (e) Except as disclosed on Schedule 4.25, (i) no "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to any Benefit Plan or related trust and (ii) neither the Company, and Subsidiary, or any trustee, administrator or other fiduciary of any Benefit Plan, or any agent of any of the foregoing has engaged in any transaction or acted in a manner that could, or failed to act, so as to subject the Company or any Subsidiary to any liability for breach of fiduciary duty under ERISA or any other applicable Law.

                  (f) Schedule 4.25 sets forth a list of all severance policies or arrangements applicable to the Company, any of the Subsidiaries, or any of their employees. Except for the agreement to make the following severance payments to certain employees: (i) six (6) months salary, bonuses, benefits and employee's FICA, to each of the following employees: Bruce Buckbee, Sandy Quann, Keith Callahan, Joanne Smith and Carol Hooper, (ii) six months consulting fees plus all applicable bonuses to BSMC, and (iii) twelve (12) months salary, bonuses, benefits and employee's FICA to Paul Couturier (the total of which is approximately $700,000.00 - the final total to be provided to TSI at Closing) (collectively, the "Employee Change of Control Bonuses") neither the Company nor any Subsidiary has any obligation under any severance plan, policy or arrangement which would require severance pay, including but not limited to salary, bonuses, benefits, and/or employee's FICA, to be paid to any employee of the Company as a result of the transactions contemplated by this Agreement. The total amount of the Employee Change of Control Bonuses multiplied by (1.00 - .4027 + .0145) shall be deemed the "Adjusted Employee Change of Control Amount". After the Closing, the Company (i.e. for TSI' benefit), not the Company Shareholders, shall be entitled to the related tax deduction arising from the payment of the Employee Change of Control Bonuses.

                  (g) Neither the Company nor any Subsidiary has acted in a manner that could, or failed to act so as to, result in fines, penalties, taxes or related charges under Section 502(c), (i) or (l) of ERISA or Chapter 43 of Subtitle E of the Code.

                  (h) Each Welfare Plan listed on Schedule 4.25 may be amended or terminated in accordance with its terms without liability to the Company or any Subsidiary immediately after the Closing (other than liabilities payable by the Company upon amendment or termination of such Welfare Plans in accordance with the terms of such Welfare Plans). The Company and each of the Subsidiaries complies with the applicable requirements of Section 4980B(f) of the Code with respect to each Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code.

                  (i) Except as disclosed in Schedule 4.25, no employee of the Company or any Subsidiary will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement or in connection with any event subsequent to the execution of this Agreement.

                  (j) There are no liabilities of the Company or any Subsidiary for retiree health or life benefits as defined in Statement of Financial Accounting Standards No. 106 or "post-employment benefits" as defined in Statement of Financial Accounting Standards No. 112.

                  (k) Neither the Company nor any Subsidiary has any employee whose employment is outside the United States.

                  (l) Except as disclosed in Schedule 4.25, the Company and each of the Subsidiaries has paid all salaries, benefits, bonuses, penalties, employment taxes, unemployment insurance, and any and all other sums owed to, or owed with respect to, its employees and consultants in the ordinary course of business, and no such amounts are overdue.

                  (m) Except as disclosed in Schedule 4.25 or in another Schedule to this Agreement, neither the Company nor any Subsidiary has entered into any written or verbal agreements or letters which obligates the Company or any Subsidiary to pay any set salary, bonus or benefits to any employees or consultants.

            4.26 Insurance. Schedule 4.26 sets forth a list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of the Company or any Subsidiary (specifying the policyholder, the amount of the coverage, the insurer, the type of the coverage, the risks insured and any pending claims thereunder). Such policies and binders are valid and binding in accordance with their terms and are in full force and effect. Neither the Company nor any Subsidiary is in default with respect to any provision contained in any such policy or binder or has failed to give any notice or present any claim under any such policy or binder in due and timely fashion or in the manner or detail required by the policy or binder. There are no outstanding unpaid premiums or claims under any such policy or binder and there are no provisions for retroactive or retrospective premium adjustments under or in any such policy or binder. Neither the Company nor any Subsidiary has received any notice of cancellation or non-renewal of, or any disallowance of any material claim under, any such policy or binder. Schedule 4.26 also contains a true, accurate and complete description of all outstanding bonds and other surety arrangements issued or entered in connection with the business and operations of the Company (including any bonds or surety arrangements entered into pursuant Massachusetts and New Hampshire health club law).

            4.27  Intentionally Omitted.

            4.28 Directors, Officers and Employees. Schedule 4.28 sets forth (i) the name and total 1999 Form W-2 compensation of each director and officer of the Company and each Subsidiary, (ii) all wage and salary increases, bonuses and increases in any other direct or indirect compensation received by each officer or director (other than stock options) since January 1, 2000 and (iii) any payments or commitments to pay any severance or termination pay to any officer, director, employee, consultant, agent or other representative of the Company or any Subsidiary. Except as disclosed on Schedule 4.28, none of the Company's or Subsidiary's salaried employees has indicated to the Company, or the applicable Subsidiary, that he or she will cancel or otherwise terminate such person's relationship with the Company, or the applicable Subsidiary.

            4.29 Operations of the Company and Subsidiaries. (a) Except as set forth on Schedule 4.29, since the Reference Balance Sheet Date, the Company and each of the Subsidiaries (i) has conducted its business only in the ordinary course of business, and (ii) neither the Company, nor any Subsidiary, has:

                  (i) declared or paid any dividends or declared or made any other distributions to its shareholders with respect to their shares, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

                  (ii) paid any bonuses to any employees, officers, directors or consultants, except as set forth in the Reference Balance Sheet;

                  (iii) incurred any indebtedness or any other commitment in excess of $10,000.00, or repaid any indebtedness above the minimum scheduled payments of principal and interest due on such indebtedness;

                  (iv) reduced its cash or short-term investments or their
            equivalent, other than to meet cash needs arising in the ordinary course of business, consistent with past practices;

                  (v) conducted any construction or material repairs at any of the Clubs in excess of $5,000.00 per Club, or $20,000.00 in the aggregate, except for repairs and construction at the Andover Club;

                  (vi) waived any material right under any Contract; (vii) made any change in its accounting methods or

            practices or made any change in depreciation or amortization policies or rates adopted by it;

                  (viii) materially changed any of its business policies,
            including, without limitation, advertising, investment, marketing, pricing, purchasing, personnel, memberships, sales, services, refunds or budget;

                  (ix) made any loan or advance to any of its directors,
            officers, shareholders, employees, consultants, agents or other representatives or Affiliates;

                  (x) sold, abandoned or made any other disposition of any of its assets or properties or made any acquisition of all or any part of the assets, properties, capital stock or business of any other Person;

                  (xi) terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any Contract, Club Lease, or Club Management Agreement; or

                  (xii) except for (A) the exercise of options to purchase
            Company Stock, as contemplated by Section 2.1.3, (B) the entering into of a management and consulting agreement with Harvard University to manage a fitness center owned by Harvard University (which will nonetheless require the prior written approval of TSI), and (C) the entering into an agreement with the owner of the North Point Club in which the Company, a Subsidiary or an Affiliate "purchases" the club and enters into a lease (as tenant) (which will nonetheless require the prior written approval of TSI), engaged in any other material transaction other than in the ordinary course of business which TSI has not consented to in writing.

                  (b) As of the Closing Date, in connection with the payment to the Company by certain Company Shareholders of the exercise price to purchase shares of Company Stock (the "Exercise Proceeds"), the Company shall have collected from such individuals all amounts necessary to pay all withholding and other employer-related taxes arising either (i) from the exercise of such options, or (ii) from the payment of the Per Share Merger Price for such shares of Company Stock. Notwithstanding anything to the contrary in Section 4.29(a) immediately above or elsewhere in this Agreement, the Company Shareholders shall have the benefit of such Exercise Proceeds and may (for their benefit) use the Exercise Proceeds for the repayment of any indebtedness of the Company, including the Company Transaction Expenses, and the same shall not be deemed a breach of this representation; provided, however, that the Company shall provide TSI with written notice and itemization of such repayments.

            4.30 Transaction with Affiliates. Except as set forth on Schedule 4.30, no executive officer, director or Affiliate of the Company or any Subsidiary, no Company Shareholder, no relative or spouse (or relative of such spouse) of any such officer, director or Affiliate or of a Company Shareholder and no entity controlled by one or more of the foregoing has any cause of action or other Claim whatsoever against, or owes any amount to, the Company or any Subsidiary, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and Contracts existing on the date hereof.

            4.31 Banks, Brokers and Proxies; Credit Cards. Schedule 4.31 sets forth (i) the name of each bank, trust company, securities or other broker or other financial institution with which the Company or any Subsidiary has an account, credit line or safe deposit box or vault, or otherwise maintains relations; (ii) the name of each Person authorized by the Company to draw thereon or to have access to any safe deposit box or vault; (iii) the number of each such account, safe deposit box or vault; and (iv) the names of all Persons authorized by proxies, powers of attorney or other instruments to act on behalf of the Company or any Subsidiary in matters concerning its business or affairs.

                  (b) Paul Couturier, Bruce Buckbee, Keith Callahan, Carol Hooper, Sandy Quann and Joanne Smith are the only individuals who hold, or are entitled to use an American Express or other major credit card or charge card on behalf of the Company.

            4.32 Environmental Matters. (a) As used in this Agreement, "Environmental

Laws" means all local, state and federal Laws and Orders concerning pollution or protection of the environment or the use, treatment, storage, generation, transport, handling, release or threatened release, discharge, emission or disposal of Hazardous Substances, including, but not limited to, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substances Control Act, the Clean Water Act and the Clean Air Act, regulations or orders promulgated pursuant to such federal statutes, and any state or local analogy of such federal statutes. As used in this Agreement, "Hazardous Substances" means hazardous materials, contaminants, pollutants, oils, hazardous wastes and hazardous substances, as those terms are defined in any Environmental Law.

                  (b) Except as may be disclosed on Schedule 4.32, and to the Company's knowledge (i) neither the conduct nor operation of the Company or any Subsidiary nor any condition of any property presently or previously owned, leased, used or operated by the Company or any Subsidiary violates or violated Environmental Laws; (ii) no condition or event has occurred with respect to the Company or any Subsidiary, or any such property that, with notice or the passage of time, or both, would constitute a violation of Environmental Laws or obligate (or potentially obligate) the Company or any Subsidiary to remedy, stabilize, neutralize, clean up or otherwise alter the environmental condition of any such property; (iii) neither the Company nor any Subsidiary has received any notice from any Person, regulatory authority or other entity to the effect that the Company or any Subsidiary, or the operation or condition of any property ever leased or operated by the Company or any Subsidiary are or were in violation of any Environmental Laws or that the Company or any Subsidiary (or any former subsidiary or

Affiliate) is responsible (or potentially responsible) for any remedial action or removal action with respect to, or the clean up of, any Hazardous Substances at, on or beneath any property; (iv) the Company and each Subsidiary has obtained and is in compliance with all material portions of all Permits required by applicable Environmental Laws; and (v) there is no friable asbestos at, on, about, under or within any of the Leased Premises. The Company has delivered to TSI correct and complete copies of all environmental reports and environmental audits in the Company's possession.

            4.33 Brokers. Except for Kaufman & Company (the "Broker"), whose fees and expenses (the "Broker Fee") will be borne by the Company Shareholders, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

            4.34 Full Disclosure. (a) All documents, Contracts, instruments, certificates, notices, consents, affidavits, letters, statements, and any other papers of the Company or any Subsidiary delivered by or on behalf of the Company or any Subsidiary in connection with this Agreement and the transactions contemplated hereby are true, complete and authentic in all material respects. Neither this Agreement nor the Company Shareholder Agreement, nor any exhibit, schedule or certificate made or delivered in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                  (b) The material distributed by the Company to the Company

Shareholders relating to the meeting of the Company Shareholders held in connection with the Merger including, without limitation, the president's letter, the notice to shareholders and the proxy statement, at the time of the meeting of the Company Shareholders held in connection with the Merger taken as a whole together with the oral and written information presented to the Company Shareholders at any shareholders meeting held with respect to the Merger, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      5. Representations and Warranties of TSI and TSI Sub. TSI and TSI Sub, jointly and severally, represent and warrant to the Company as of the date of this Agreement and as of the Closing Date as follows:

            5.1 Due Organization and Authority. Each of TSI and TSI Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now being and as heretofore conducted.

            5.2 Authority to Execute and Perform Agreement. Each of TSI and TSI Sub has the corporate power and authority required to execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered by TSI and TSI Sub and (assuming the due authorization, execution and delivery hereof by the Company) is a valid and binding obligation of TSI and TSI Sub enforceable in accordance with its terms. The execution and delivery by TSI and TSI Sub of this Agreement, the consummation of the transactions contemplated hereby and the performance by TSI and TSI Sub of this Agreement in accordance with its terms will not (a) except for the filing required under the Hart-Scott-Rodino Act, require the approval, consent or action of, or the making of any filing with or the giving of any notice to, any Governmental Body or any other Person, other than (i) the approval by the Board of Directors of each of TSI Sub and TSI and the approval by TSI as the sole shareholder of TSI Sub, both of which have been obtained and (ii) the filing of the Articles of Merger with the Office of the State Secretary of the Commonwealth of Massachusetts; (b) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under, the Certificate of Incorporation or By-laws of TSI or the Articles of Organization or By-laws of TSI Sub, any Law or Order of any Governmental Body applicable to TSI or TSI Sub, or any Contract to which TSI or TSI Sub is a party or by or to which TSI or TSI Sub or any of their respective properties is bound or subject; or (c) result in the creation of any Lien on any of the properties of TSI or TSI Sub.

            5.3 Interim Operations of TSI Sub. TSI Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

      6. Covenants and Agreements.

            6.1 Conduct of Business. From the date hereof through the Closing Date, the Company agrees that it will (i) conduct its business, and each of the Subsidiaries shall conduct its business, solely in the ordinary course, substantially and materially in the same manner as heretofore conducted and so that the representations and warranties contained in Article 4 shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing

Date, and, without the prior written consent of TSI, not to undertake any of the actions specified in Section 4.29; and (ii) to use commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers, employees and consultants and preserve their relationships with Present Members, new members, landlords, Sub-Licensees and other Persons having business dealings with them. The Company shall give TSI notice, as soon as practicable and in any event prior to the Closing Date, of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of any representation or warranty, whether made as of the date hereof or as of the Closing Date, or that would constitute a violation or breach of any covenant of the Company contained in this Agreement.

            6.2 Publicity. Each of the parties hereto agrees that, except as required by applicable Law or court process, no publicity release to the general public or announcement concerning this Agreement or the transactions contemplated hereby shall be made by any party or any director or officer, or to the extent under such party's control, any employee, agent, shareholder or other representative of such party, without advance written approval thereof by the other party.

            6.3 Expenses. TSI shall bear its expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants. The Company Shareholders shall bear all of the expenses incurred, or to be incurred, in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, (i) all fees and expenses of agents, representatives, counsel and accountants of the Company, (ii) any prepayment expenses incurred in the paying-off or modification of the Bank Debt, the Unsecured Debt, the Equipment Financing or other closing costs or expenses of any nature whatsoever incurred in performing the transactions contemplated herein, (iii) all fees and expenses incurred in the transfer of any real property from the Company or any Subsidiary, including, but not limited to, all transfer taxes, legal fees, recording fees, bank fees, etc., (iv) the Broker Fee, and (v) the agreed upon parking lot improvement and repair amount with respect to the Lexington Club, in the amount of $18,500.00, which shall be paid to the Company (on behalf of TSI) (all such fees and expenses listed in (i), (ii), (iii), (iv) and (v) collectively, the "Company Transaction Expenses"), provided that any costs and expenses incurred by any Company Shareholder individually (including, without limitation, the cost of any such Company Shareholder retaining separate legal counsel or other advisors) shall be borne by each such Company Shareholder and shall not be paid by the Company Shareholders as a group. The Parties agree that at Closing: upon TSI paying the Closing Date Payment to the Delivery Agent and the Escrow Amounts to the Escrow Agent, (i) the Delivery Agent shall immediately pay all Bank Debt, all Unsecured Debt, all Equipment Financing, the Adjusted Employee Change of Control Amount, and all Company Transaction Expenses to the appropriate parties, and (ii) the Delivery Agent shall pay the Aggregate Merger Price to the Company Shareholders in accordance with the terms of this Agreement. Notwithstanding anything to the contrary in this Agreement, TSI agrees that the following amounts shall not be paid by the Company Shareholders, and shall remain the responsibility of the Company (i.e. TSI) after the Closing
Date: (i) the $44,000 owed to the Sky Club Landlord for approximately seven (7) years of past water charges, (ii) the Company's HSR Payment, and (iii) the fee to be incurred for the preparation of the Company's tax return for the stub period from January 1, 2000 through the Closing Date.

            6.4 Nonsolicitation. (a) From the date hereof through the actual Closing Date or termination of this Agreement, neither the Company, nor any Subsidiary (nor any of their respective directors, officers, employees, agents or Affiliates), shall (i) solicit or initiate the submission of any Competing Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director, officer, employee, agent or Affiliate of the Company, any Subsidiary, or investment banker, attorney or other advisor or representative of the Company, whether or not such Person is purporting to act on behalf of such party or otherwise, shall be deemed to be a breach of this Section 6.4 by such party. "Competing Proposal" shall mean any proposal for a transaction or a series of related translations to acquire, in any manner, any equity interest in, or voting securities of, or a substantial portion of assets of, the Company or any Subsidiary, or to merge or engage in other business combinations involving the Company or any Subsidiary, other than the transactions contemplated by this Agreement.

                  (b) The Company agrees promptly to advise TSI in reasonable detail of any proposal or any inquiry received after the execution and delivery of this Agreement with respect to any Competing Proposal and the identity of the Person making any such proposal or inquiry. Without limiting any other obligation of the parties under this Section 6.4, each such party will keep TSI reasonably informed of the status and details of any such proposal or inquiry.

            6.5 Contracts and Litigation. From the date hereof through the Closing Date, the Company shall promptly notify TSI of any significant development in any pending Claim, if any, (or new Claim) or business matter involving the Company or any Subsidiary. If the Company proposes to (i) enter into a settlement on or prior to the Closing Date with respect to any such pending Claim, or (ii) enter into, terminate, amend or modify any Contract, or
(iii) enter into any material business transaction, the Company shall first notify TSI of the terms of such proposed action and obtain the prior written consent of TSI with regard to such terms.

            6.6 Further Assurances. Each of the parties shall execute such documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing set forth in Articles 7 and 8.

            6.7 Termination of Stock Options. Except as set forth in Section 2.2.2(c) with respect to the Executive Group, prior to the Closing Date, all outstanding stock options, subscriptions, rights or any other right to acquire an equity interest in the Company pursuant to the Company's stock incentive plans, or otherwise, shall be terminated and from and after the Closing Date shall be of no further force or effect as against TSI, the Surviving Corporation, any Subsidiary, or any of their Affiliates.

            6.8 Employee Benefits. (a) Retirement Plans. TSI shall, with respect to each person who remains an employee of the Surviving Corporation following the Closing Date (each a "Continued Employee"), provide benefits in accordance with this Section 6.8. Effective as of the Closing Date, TSI shall assume the sponsorship of the Health Development Corporation 401(k) Plan (the "Company 401(k) Plan"). The Continued Employees shall continue to be eligible to make elective deferrals under the Company 401(k) Plan through no later than December 31, 2001. Effective immediately following the cessation of elective deferrals to the Company 401(k) Plan, each Continued Employee shall be eligible to participate in the defined contribution plan (the "TSI Defined Contribution Plan") available to similarly situated employees of TSI. TSI shall cause the TSI Defined Contribution Plan to count for purposes of eligibility and vesting, but not benefit accrual, all services of the Continued Employees that was counted for such purposes under the Company 401(k) Plan.

                  (b) Welfare Plans. Until such time as described below in this
Section 6.8(b), TSI shall continue to maintain, on and after the Closing Date, the medical, dental, AD&D, long-term disability, and Section 125 and other welfare benefit plans covering the Continued Employees immediately prior to the Closing Date. Effective on or before January 1, 2001, TSI shall cause each Continued Employee to be eligible to be covered by the welfare benefit plans of TSI (the "TSI Welfare Plans") that are available to similarly situated employees of TSI, provided that each such Continued Employee is an active and eligible employee of the Company (or TSI, or any other TSI Affiliate). TSI shall cause the TSI Welfare Plans to waive any applicable pre-existing condition requirements and waiting periods with respect to each Continued Employee, provided that such Continued Employee is an active and eligible employee of the Company (or TSI, or any TSI Affiliate).

                  (c) Other Employee Benefits. Effective on or before January 1, 2001, each Continued Employee shall be eligible to participate in the bonus, stock incentive and other compensatory and fringe benefit plans of TSI (if any) available to similarly situated employees of TSI, provided that such Continued Employee is an active and eligible employee of the Company (or TSI, or any TSI Affiliate). TSI shall recognize such Continued Employees' service with the Company prior to the Closing Date for purposes of eligibility only.

            6.9 Termination of Existing Lexington Lease and Franklin Lease. Prior to the Closing Date, the Company shall take all actions reasonably necessary to terminate, and satisfy-in-full, the existing leases with respect to each of the Lexington Club and the Franklin Club.

            6.10 Lease Consents and Amendments; Club Management Consents; New Leases; SNDAs. (a) From the date hereof through the actual Closing Date, the Company and TSI, as applicable, shall each diligently pursue each of the following:

                  (i) negotiate and obtain valid and enforceable executed
            originals of each of the Club Lease Consents and Amendments from the applicable landlords, each substantially and materially in the form of Exhibits E-1, E-2, E-3, E-4, E-5, E-6 and E-7;

                  (ii) negotiate and obtain valid and enforceable executed
            originals of each of the Club Management Consents from the applicable owners, each substantially and materially in the form of Exhibit C-1 and Exhibit C-2; provided, however, that in the event that the Company and the owner of the North Point Club enter into an agreement in which the Company, one of the Subsidiaries or an Affiliate, "purchase" the North Point Club and enter into a lease agreement with respect to the same, the Club Management Consent for the North Point Club shall not be necessary;

                  (iii) the Company shall direct the Lexington Landlord and the
            Franklin Landlord to execute valid and enforceable originals of the New Lexington Lease and the New Franklin Lease, each substantially and materially in the form of Exhibit D-1 and Exhibit D-2; and

                  (iv) negotiate and obtain a subordination, non-disturbance and attornment agreement (each a "SNDA") from each of the lenders, in such lenders' standard form, with respect to the Lexington Club and the Franklin Club; and

                  (v) negotiate and obtain a SNDA from each of the lenders for each of the Andover Club, the Colonial Club and the Ferncroft Club.

                  (b) The parties shall keep each other apprised of any changes requested by the landlords or owners in the form of the proposed consents and/or amendments and all such changes must be reasonably acceptable to TSI.

                  (c) In the event that TSI, in its sole and exclusive discretion decides to waive the obligation of the Company to obtain any of the Club Lease Consents and Modification Agreements (as set forth in Section 6.10(a)(i) above and in Section 7.11 below), the Company shall use it best efforts to obtain and deliver to TSI a certificate from each such landlord (each a "Landlord Certificate"), dated not earlier than June 1, 2000, certifying (i) that such Lease is in good standing and full force and effect in accordance with its terms and has not been modified (except for the modifications set forth therein); (ii) the date(s) to which rent and other charges thereunder have been paid; (iii) that there is no default thereunder by either party thereto; and
(iv) that all work required to be done under such Lease on the part of tenant has been completed to the satisfaction of landlord.

                  (d) From the date hereof through the Closing Date, the Company shall use its best efforts to obtain from each of the Sub-Licensees an estoppel certificate, substantially and materially in the form of Exhibit F (each a "Sub-Licensee Estoppel"). From the date hereof through the actual Closing Date, neither the Company nor any Subsidiary shall amend, renew, extend, assign or otherwise modify in any manner whatsoever any Space License.

            6.11 Termination of all Liens and Payment of all Bank Debt and Unsecured Financing. From the date hereof through the Closing Date, the Company shall prepare all documentation and shall take all actions necessary to terminate the Bank Debt and the Unsecured Financing on the Closing Date, and the Company shall use its best efforts to provide to TSI all necessary or relevant information concerning the same. The Company shall inform TSI of the actual amount of all such debt and related fees, and shall provide TSI with copies of all necessary documents to be used by the Company to terminate such debt on the Closing Date.

            6.12 Access for Due Diligence Investigation. From the date hereof through the Closing Date, the Company shall provide TSI and its employees, consultants, advisors, accountants, attorneys, contractors and agents reasonable access to all of its, and its Subsidiaries', books, records, assets, properties, financial information, Leased Premises, etc. in order to allow TSI to complete, in its sole and exclusive discretion, its accounting, legal, engineering, financial, membership, and other due diligence investigation of the Company and the Subsidiaries (the "Due Diligence Investigation").

            6.13 Hart-Scott-Rodino Compliance. The Company and TSI shall each use diligent efforts to (i) jointly prepare and file the Notification and Report Form, necessary exhibits thereto, and all other information required in order to comply with the HSR Act, and (ii) obtain all other Required Consents.

            6.14 March 31, 2000 Financials. The Company shall prepare the balance sheet of the Company (and the Subsidiaries) as of March 31, 2000, and the related statements of income, retained earnings and cash flows for the three months then ended, which will (i) be reviewed by Arthur Andersen, (ii) be delivered to TSI prior to the Closing Date, and (iii) shall be complete and correct and present fairly the financial position of the Company (and the Subsidiaries) as at such date and the results of operations and cash flows of the Company for the three months then ended, in each case in conformity with GAAP applied on a basis consistent with that of the Audited Financials except for normal year-end adjustments and the lack of footnotes and other presentation items. (The foregoing unaudited financial statements of the Company as of March 31, 2000 and for the three months then ended are sometimes herein called the "March 31, 2000 Financials".)

      7. Conditions Precedent to the Obligation of TSI and TSI Sub to Close. The obligation of TSI and TSI Sub to enter into and complete the Merger is subject, at the option of TSI and TSI Sub acting in accordance with the provisions of
Section 10 with respect to termination of this Agreement, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by TSI, in its sole and exclusive discretion:

            7.1 Representations and Covenants. (a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date. The Company shall have delivered to TSI and TSI Sub a certificate, dated the date of the Closing and signed by an officer of the Company, to the foregoing effect.

                  (b) The representations and warranties of each of the Company Shareholders contained in the Company Shareholder Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. Each of the Company Shareholders shall have performed and complied in all material respects with all covenants and agreements required by the Company Shareholder Agreement to be performed or complied with by each such Company Shareholder on or prior to the Closing Date.

            7.2 Consents and Approvals. The Required Consents, including, but not limited to consent (expiration of waiting period) under the HSR Act, shall have been obtained and be in full force and effect, and TSI shall have been furnished with evidence reasonably satisfactory to it of the granting of such Required Consents. The Company shall have agreed (in accordance with Section 2.1.3) to reimburse TSI, and shall have reimbursed TSI for one-half of all expenses, including one-half of special HSR counsel fees, incurred in connection with complying with the HSR Act (the "Company's HSR Payment").

            7.3 Opinions of Counsel. TSI shall have received the opinion of Rubin and Rudman LLP, counsel to the Company, dated as of the Closing Date, addressed to TSI, in the form of Exhibit G attached hereto.

            7.4 No Litigation. There shall not be pending or threatened any Claim (a) by any

Person that has a reasonable likelihood of success or which, if successful, reasonably could be expected to have resulted in a material adverse effect on the properties, assets, business, results of operations, condition (financial or otherwise) or prospects of the Company or any of the Subsidiaries (a "Material Adverse Effect") or (b) by any Governmental Body (i) challenging the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from TSI or TSI Sub any damages in relation to the Company, (ii) seeking to prohibit or limit the ownership or operation by TSI of the business or assets of, or to compel TSI to dispose of or hold separate any portion of, the business or assets of the Company, as a result of the transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of TSI to acquire or hold, or to exercise full rights of ownership of, the Company or any shares of Company Stock, (iv) seeking to prohibit TSI from effectively controlling the business or operations of the Company or (v) which otherwise is reasonably likely to have a Material Adverse Effect.

            7.5 Non-Competition Agreements. Each of Steven Levisohn, Leo Kahn, Michael Kenyon, Bruce Buckbee and Paul Couturier shall have executed and delivered to the Surviving Corporation a Non-Competition Agreement substantially and materially in the form of Exhibit H attached hereto.

            7.6 Employment Agreements and Consulting Agreement. (i) Each of the members of the Executive Group shall have executed and delivered to the Surviving Corporation an Employment Agreement, substantially and materially in the form of Exhibit I-1 attached hereto, and (ii) BSMC shall have executed and delivered to the Surviving Corporation a Consulting Agreement, substantially and materially in the form of Exhibit I-2 attached hereto.

            7.7 Company Shareholder Agreement. Company Shareholders owning at least ninety percent (90%) of the issued and outstanding shares of Company Stock shall have executed and delivered to TSI the Company Shareholder Agreement in the form attached hereto as Exhibit J.

            7.8 Share Certificates. At the Closing, each of the Company Shareholders who has executed the Company Shareholder Agreement shall have delivered to TSI the share certificates representing his or her shares of the Company Common Stock.

            7.9 Satisfaction with Due Diligence Investigation. TSI, in its sole and exclusive discretion, shall be satisfied with the results of its Due Diligence Investigation.

            7.10 Termination of Existing Franklin Lease and Lexington Lease. The Franklin Landlord and the Lexington Landlord shall terminate the existing Franklin lease and Lexington lease, and thereafter the same shall be of no further force or effect.

            7.11 Execution of all Lease Modifications, Management Modifications, New Leases and other Consents. (a) On the Closing Date each of the following agreements, modifications, amendments, consents or certificates shall have been executed by the Company and/or the applicable Subsidiary and the applicable landlord or other third party (as appropriate) and delivered to TSI:

                  (i) each of the Club Lease Consents and Amendments
            (substantially and materially in the form of Exhibits E-1, E-2, E-3, E-4, E-5, E-6 and E-7, respectively) (except, as provided in Section 2.2.2(b), for the Wellesley Lease Amendment), or, in the event that TSI, in its sole and exclusive discretion decides to waive the obligation of the Company to obtain any of the Club Lease Consents and Modification Agreements, the Company shall obtain and deliver to TSI a Landlord Certificate from each applicable landlord;

                  (ii) each of the Club Management Consents (substantially and materially in the form of Exhibit C-1 and Exhibit C-2); provided, however, that in the event that the Company and the owner of the North Point Club enter into an agreement in which the Company, one of the Subsidiaries or an Affiliate "purchase" the North Point Club and enter into a lease agreement with respect to the same, the Club Management Consent for the North Point Club shall not be necessary;

                  (iii) each of the New Lexington Lease and the New Franklin
            Lease (substantially and materially in the form of Exhibit D-1 and Exhibit D-2) shall have been executed by each of the applicable Subsidiaries and the Lexington Landlord and the Franklin Landlord, respectively;

                  (iv) an SNDA from each of the lenders (in such lenders'
            standard form), with respect to the Lexington Club and the Franklin Club; and

                  (v) a Sub-Licensee Estoppel from each Space Licensee (substantially and materially in the form of Exhibit F).

            7.12 Proof of Amount of Certain Debt and Payment of Debts. As of the Closing Date, (a) the Company or the Company Shareholders, through the Delivery Agent, shall have paid, and shall have provided proof, reasonably satisfactory to TSI, of the payment of each of (i) the Bank Debt (as defined in Section 4.20) to Fleet, (ii) the Unsecured Financing (as defined in Section 4.16) to the appropriate third parties, (iii) the Adjusted Employee Change of Control Amount (as defined in Section 4.25(f)) to the Company (for TSI's benefit), and (iv) the Company

Transaction Expenses (as defined in Section 6.3) to the appropriate third parties, (b) the Company shall have agreed that all such amounts shall be subtracted from the Closing Date Payment in accordance with Section 2.1.3, (c) the Company shall have terminated and extinguished all of the Liens (excluding Liens (i) with respect to the Operating Leases or (ii) filed by the Babson Recreation Center, Inc. provided for in the lease for the Wellesley Club), and shall have filed all necessary UCC-3 termination statements or other termination agreements), and (d) all other documents and certificates reasonably necessary to terminate (in TSI's reasonable discretion) any and all claims of any third parties with respect to the Bank Debt, the Unsecured Financing, the Employee Change of Control Bonus obligations and the Company Transaction Expenses obligations shall have been executed and delivered to TSI.

            7.13 Shareholder Approval. (i) The Company shall have obtained the approval of the holders of the outstanding shares of Company Stock (A) with respect to the Merger, as contemplated by Section 4.2, and (B) with respect to the accelerated vesting of all Company Options in connection with the Merger, and shall have delivered reasonably satisfactory proof of the same to TSI, and
(ii) all holders of options listed on Schedule 2.1.3 shall have exercised in full their options listed on such Schedule 2.1.3.

            7.14 Good Standing Certificates. The Company shall have provided TSI with good standing certificates, dated no earlier than thirty (30) days prior to the Closing, of the Company and each of the Subsidiaries, indicating that such corporations are, according to the applicable State's records, in "good standing" with such State.

            7.15 Resignations and Bank Accounts. Each of the directors, and officers (to be indicated by TSI), of the Company shall have provided to TSI a written resignation from such office, and each of the directors shall have provided written notice to Fleet to, as of the Closing Date, immediately remove their names as signatories from any and all bank accounts of the Company and the Subsidiaries.

            7.16 Variances. All variances necessary for the use and occupancy of the Andover Club and the Lexington Club in the manner presently being utilized shall remain in full force and effect as of the Closing Date.

            7.17 Delivery of Revised Membership List. On the Closing Date, the Company shall have delivered to TSI the Revised Membership List (as defined in Section 4.14(a)).

            7.18 Delivery of Certificate of Tax Good Standing. On the Closing Date, the Company shall have delivered to TSI (i) a Certificate of Tax Good Standing, with respect to the Company and the Subsidiaries, from the Department of Revenue of the Commonwealth of Massachusetts, and (ii) with respect to Hotel Clubs, Incorporated (the Royal Ridge Club), the equivalent from the State of New Hampshire, in each case, in a form reasonably satisfactory to TSI.

            7.19 Termination of Certain Contracts. On or prior to the Closing Date, the Company, or the applicable Subsidiary, shall have effectively terminated each of the Contracts set forth on Schedule 7.19 (the "Terminated Contracts"), and neither the Company nor any Subsidiary shall have any accrued or unaccrued obligations thereunder.

            7.20 Certificate of Occupancy. On or prior to the Closing Date, the Company shall deliver to TSI a final certificate of occupancy, or the equivalent thereof, for the entire demised premises of the Colonial Club.

            7.21 Proof of Collection of Withholding and Other Employer-Related Taxes. On or prior to the Closing Date, the Company shall provide proof, reasonably satisfactory to TSI, that the Company, in connection with Section 4.29(b), has collected, and either (i) paid to the applicable Governmental Body, or (ii) held in reserve, all amounts necessary to pay all withholding and other employer-related taxes arising from either (A) the exercise of such options, or
(B) the payment of the Per Share Merger Price for such shares of Company Stock.

            7.22  Intentionally Omitted.

            7.23 March 31, 2000 Financials. On or prior to the Closing Date, the Company shall have delivered to March 31, 2000 Financials, reviewed by Arthur Andersen, in a form reasonably satisfactory to TSI.

            7.24 Arthur Andersen Permission. On or prior to the Closing Date, the Company shall have delivered to TSI written permission from Arthur Andersen allowing TSI to include the audited financial statements for the years ended December 31, 1998 and 1999 in TSI's Form 8K.

Notwithstanding anything to the contrary in this Section 7, TSI hereby agrees to provide the Company (or the counsel of the Company as indicated herein) with written notice, five (5) days prior the Closing Date (the "Determination Date"), of whether or not the Conditions Precedent set forth in Sections 7.9, 7.11(a)(i) and 7.11(a)(ii), (i) will be waived by TSI at Closing, (ii) have been satisfied as of such date, or (ii) will not be waived by TSI at Closing. In the event that TSI does not deliver such written notice to the Company on or before the Determination Date, it shall be conclusively construed as a waiver by TSI of such Conditions Precedent.

      8. Conditions Precedent to the Obligation of the Company to Close. The obligation of the Company to enter into and complete the Merger is subject, at the option of the Company acting in accordance with the provisions of Section 10 with respect to termination of this Agreement, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Company, in it sole and absolute discretion:

            8.1 Representations and Covenants. The representations and warranties of TSI and TSI Sub contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. TSI and TSI Sub shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date. TSI and TSI Sub shall have delivered to the Company a certificate, dated the date of the Closing and signed by an officer of TSI and TSI Sub, respectively, to the foregoing effect.

            8.2 Consents and Approvals. All Required Consents shall have been obtained and be in full force and effect.

            8.3 No Litigation. There shall not be pending or threatened any Claim to restrain or prohibit the consummation of the transactions contemplated hereby.

            8.4 Company Shareholder Agreement. TSI shall have executed and delivered to the Company Shareholders the Company Shareholder Agreement in the form attached hereto as Exhibit J.

            8.5 Opinion of Counsel to TSI and TSI Sub. The Company Shareholders shall have received the opinion of Donovan & Giannuzzi, counsel to TSI and TSI Sub, dated as of the Closing Date, in the form of Exhibit K attached hereto.

            8.6 Payment of Closing Date Payment and Delivery of Escrow Amounts to the

Escrow Agent. TSI shall have delivered (i) the Closing Date Payment (in accordance with the terms hereof) and the TSI Options (if any) to the Delivery Agent, and (ii) the Escrow Amounts to the Escrow Agent.

            8.7 Intentionally Omitted.

            8.8 New Franklin Lease and New Lexington Lease. TSI shall not have take any action to prevent The Lexington Club, Inc. and The Franklin Athletic Club, Inc, respectively, from executing each of the New Lexington Lease and the New Franklin Lease, each substantially and materially in the form of the applicable Exhibits hereto.

            8.9 Shareholder Approval. The Company shall have obtained the approval of the outstanding shares of Company Common Stock with respect to the Merger, as contemplated by Section 4.2.

            8.10 Good Standing Certificates. TSI shall have provided the Company with good standing certificates, dated no earlier than thirty (30) days prior to the Closing, of TSI and TSI Sub, indicating that such corporations are, according to the applicable State's records, in "good standing" with such State.

      9. Survival of Representations, Warranties, Covenants and Agreements.

            9.1 Representations, Warranties, Covenants and Agreements of the Company. Notwithstanding any right of TSI and TSI Sub fully to investigate the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by TSI or TSI Sub pursuant to such investigation or right of investigation, TSI and TSI Sub have the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement. All such representations, warranties, covenants and agreements of the Company shall survive the execution and delivery of this Agreement and the Closing hereunder as set forth below:

                  (a) All representations and warranties contained in Sections 4.2, 4.4, 4.5, 4.6, 4.8, 4.25 and 4.32 shall terminate and expire on the date of expiration of the applicable statute of limitations;

                  (b) All representations and warranties of the Company contained in this Agreement relating to Taxes shall terminate and expire on the later of (i) the date upon which the liability to which any claim based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any such representation, warranty, covenant or agreement ("Tax Claim") may relate is barred by all applicable statutes of limitation and (ii) the date upon which any claim for refund or credit related to such Tax Claim is barred by all applicable statutes of limitations; and

                  (c) All other representations, warranties, covenants and agreements not covered by clause (a) or (b) above shall terminate and expire eighteen (18) months after the Closing Date.

            9.2 Representations, Warranties, Covenants and Agreements of TSI and TSI Sub. All representations, warranties, covenants and agreements of TSI and TSI Sub contained in this Agreement shall terminate and expire eighteen (18) months after the Closing Date.

      10. Termination of Agreement.

            10.1 Termination. This Agreement may be terminated prior to the Closing as follows:

                  (i) at the election of the Company if any one or more of the conditions to the obligation of the Company to close has not been fulfilled within thirty (30) days after the scheduled Closing Date;

                  (ii) at the election of TSI, if any one or more of the conditions to the obligation of TSI and TSI Sub to close has not been fulfilled within thirty (30) days after the scheduled Closing Date;

                  (iii) at the election of the Company if TSI has breached any material representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be, or is not, cured by the scheduled Closing Date; provided, however, that if such breach can be cured, and TSI has commenced reasonable actions to cure such breach prior to the scheduled Closing Date and continues such reasonable actions after the scheduled Closing Date, the Company shall not terminate this Agreement until at least thirty (30) days after the scheduled Closing Date;

                  (iv) at the election of TSI, if the Company has breached any material representation, warranty, covenant or agreement contained in this Agreement or any of the Company Shareholders has breached any material representation, warranty, covenant or agreement contained in the Company Shareholder Agreement, which breach cannot be, or is not, cured by the scheduled Closing Date; provided, however, that if such breach can be cured, and the Company or the Company Shareholders, as applicable, have commenced reasonable actions to cure such breach prior to the scheduled Closing Date and continue such reasonable actions after the scheduled Closing Date, TSI shall not terminate this Agreement until at least thirty (30) days after the scheduled Closing Date; or

                  (v) at any time on or prior to the Closing Date, by mutual written consent of the Company and TSI.

            10.2 Survival After Termination. If this Agreement is terminated in accordance with Section 10.1 and the transactions contemplated hereby are not consummated, this Agreement shall become void and of no further force and effect; provided, however, that the terms of that certain Confidentiality Agreement, dated December 9, 1999, shall remain in full force and effect in accordance with its terms.

      11. Miscellaneous.

            11.1 Certain Definitions. Each of the definitions used herein, but not otherwise defined herein, shall have the meaning set forth in Appendix A "Definitions", attached hereto.

            11.2 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

                  (i)   if to TSI or Merger Sub, to:

                        Town Sports International, Inc.
                        888 Seventh Avenue
                        New York, New York 10106

                        Attention:        Alexander Alimanestianu
                        Telecopy No.: (212) 246-8422

                        with copies to

                        Donovan & Giannuzzi
                        405 Park Avenue
                        New York, New York 10012

                        Attention:  Nicholas L. Giannuzzi, Esq.

                        Telecopy No.: (212) 223-0966

          (ii)    if to the Company, to:

                        Health Development Corporation
                        One Audubon Road
                        Wakefield, Massachusetts

                        Attention: Mr. Paul Couturier
                        Telecopy No. 781-245-3900

                        with a copy to:

                        Rubin and Rudman LLP
                        50 Rowes Wharf
                        Boston, Massachusetts 02110-3319

                        Attention: Peter Finn, Esq.
                        Telecopy No.: (617) 439-9556

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

            11.3 Entire Agreement. This Agreement, together with the Appendices, Exhibits, and Schedules hereto, and any collateral agreements executed in connection with the consummation of transactions contemplated hereby contain the entire agreement among the parties with respect to the Merger and supersede all prior agreements, written or oral, with respect thereto.

            11.4 Waivers and Amendments; Preservation of Remedies. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

            11.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

            11.6 Dispute Resolution. Any dispute, disagreement or controversy arising out of or relating to this Agreement or the interpretation of the same that the parties cannot resolve among themselves without assistance shall be settled by arbitration to be held in Boston, Massachusetts, in accordance with the then-applicable rules of the American Arbitration Association or any successor thereto. If the parties shall not have agreed on a mutually satisfactory arbitrator within twenty (20) days of the request of any party for arbitration hereunder, the President of the American Arbitration Association shall forthwith appoint an arbitrator; provided, however, that such arbitrator shall be a member of the State Bar of the Commonwealth of Massachusetts. The arbitrator may grant injunctions or other relief in such dispute. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction, and the parties hereby irrevocably consent to the jurisdiction of the United States District Court for the District of Massachusetts, or if that court has no jurisdiction, to the Superior Court of the Commonwealth of Massachusetts in and for the County of Suffolk. In connection with any such dispute, each party shall bear its own attorneys' fees and costs.

            11.7 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement is not assignable except by operation of law, except that TSI Sub may assign its rights hereunder to any of its Affiliates.

            11.8 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

            11.9 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

            11.10 Appendices, Exhibits and Schedules. The Appendices, Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Appendices, Sections, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any fact or item in any Schedule referenced by a particular section in this Agreement shall be deemed to have been disclosed and set forth with respect to all purposes under this Agreement regardless of whether a specific cross-reference appears. The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific item in any Schedules hereto is not intended to imply that such amounts, or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item, or matter not described herein or included in a
Schedule is or is not material for purposes of this Agreement.

            11.11 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

            11.12 Severability of Provisions. If any provision or any portion of any provision of this Agreement, or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, and the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

            IN WITNESS WHEREOF, the parties have executed this Merger Agreement on the date first above written.

                                    TOWN SPORTS INTERNATIONAL, INC.

                                    By:/s/ ALEXANDER ALIMANESTIANU
                                       ----------------------------
                                        Alexander Alimanestianu
                                        Executive Vice President

                                    TSI/HDC, INC.



                                    By:/s/ ALEXANDER ALIMANESTIANU
                                       ----------------------------
                                        Alexander Alimanestianu
                                        Executive Vice President

                                    HEALTH DEVELOPMENT CORPORATION


                                    By:/s/ PAUL COUTURIER
                                       ----------------------------
                                        Paul Couturier
                                        President



AGREED AND ACCEPTED:

RUBIN AND RUDMAN LLP,
solely in its capacity as
Delivery Agent

By:/s/ PETER B. FINN
   -------------------------
     Peter B. Finn, Partner

                          =============================


                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                        TOWN SPORTS INTERNATIONAL, INC.,


                                  TSI/HDC, INC.


                                       and


                         HEALTH DEVELOPMENT CORPORATION



                          -----------------------------

                            Dated as of June 7, 2000

                          -----------------------------


                          =============================

                             APPENDIX A: DEFINITIONS


As used in this Agreement, the following terms shall have the following meanings:

         "1996 Federal Tax Escrow Amount" shall have the meaning set forth in
Section 2.2.2(d) hereof.

         "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with, or the parents, spouse, lineal descendants or beneficiaries of, such Person.

         "Adjusted Employee Change of Control Amount" shall have the meaning set forth in Section 4.25(f) hereof.

         "Aggregate Merger Price" shall have the meaning set forth in Section
2.1.3 hereof.

         "Arthur Andersen" shall have the meaning set forth in Section 4.8 hereof.

         "Articles of Merger" shall have the meaning set forth in Section 1.1 hereof.

         "Audited Financials" shall have the meaning set forth in Section 4.8 hereof.

         "Bank Debt" shall have the meaning set forth in Section 4.20 hereof.

         "BCL" shall have the meaning set forth in Section 1.1 hereof.

         "Benefit Plans" shall have the meaning set forth in Section 4.25(a) hereof.

         "Broker" shall have the meaning set forth in Section 4.33 hereof.

         "Broker Fee" shall have the meaning set forth in Section 4.33 hereof.

         "BSMC" shall have the meaning set forth in Section 2.2.2(c)(ii) hereof.

         "Business" means, the business of the Company and each of the Subsidiaries, of owning, operating and/or managing health, exercise, racquet, swimming and similar facilities, including owning, operating and/or managing each of the Owned Clubs and Managed Clubs.

         "Claims" shall have the meaning set forth in Section 4.13 hereof.

         "Closing" shall have the meaning set forth in Section 3 hereof.

         "Closing Date" shall have the meaning set forth in Section 3 hereof.


         "Closing Date Payment" shall have the meaning set forth in Section
2.1.3.

         "Club Leases" means, each of the following leases:

                  (i) that certain lease, dated as of September 1, 1995, among Babson College, as ground landlord, Babson Recreation Center, Inc., as landlord (the "Wellesley Landlord"), and Sportsfit, Inc., as tenant, as supplemented and modified by letter agreements dated November 23, 1998 and November 23, 1998, with respect to the demised premises located at 150 Great Plain Avenue, in Wellesley, Massachusetts (the "Wellesley Demised Premises"), as more particularly described therein (the "Wellesley Lease"),

                  (ii) that certain lease, dated as of November 1, 1990, between Thomas J. Flatley (predecessor in interest to Starwood Lodging Corporation), as landlord (the "Colonial Landlord"), and the Colonial Club, Inc., as tenant, with respect to the demised premises located at Route 128/95 Audubon Road, in the Colonial Sheraton Hotel, in Lynnfield, Massachusetts (the "Colonial Demised Premises"), as more particularly described therein (the "Colonial Lease"),

                  (iii) that certain lease, dated as of May 16, 1983, between Devonshire Associates Limited Partnership, as landlord (the "Sky Club Landlord"), and the Company, as tenant, as amended by (i) First Amendment to Lease dated September 1, 1984; (ii) Second Amendment to Lease dated September 30, 1988; (iii) a Third Amendment to Lease dated April 1, 1992; (iv) Fourth Amendment to Lease dated September 30, 1993; and (v) Fifth Amendment to Lease dated September 30, 1998, with respect to the demised premises located at One Devonshire Place, on the 41st and 42nd floors of the Devonshire apartment building, in Boston, Massachusetts (the "Sky Club Demised Premises"), as more particularly described therein (the "Sky Club Lease"),

                  (iv) that certain lease, dated as of January 1, 1993, between Thomas J. Flatley (predecessor in interest to Starwood Lodging Corporation), as landlord (the "Ferncroft Landlord"), and Hotel Clubs, Incorporated, as tenant, with respect to the demised premises located at 50 Ferncroft Road, adjacent to the Sheraton Ferncroft Hotel, in Danvers, Massachusetts (the "Ferncroft Demised Premises"), as more particularly described therein (the "Ferncroft Lease"),

                  (v) that certain lease, dated as of January 1, 1993, between Thomas J. Flatley (predecessor in interest to Starwood Lodging Corporation) as landlord (the "Royal Ridge Landlord"), and Hotel Clubs, Incorporated, as tenant, with respect to the demised premises located at 11 Tara Boulevard, in the Sheraton Hotel, in Nashua, New Hampshire (the "Royal Ridge Demised Premises"), as more particularly described therein (the "Royal Ridge Lease"),

                  (vi) that certain lease, dated as of January 1, 1993, between Thomas J. Flatley,

(predecessor in interest to Starwood Lodging Corporation) as landlord (the "Framingham Landlord"), and Hotel Clubs, Incorporated, as tenant, with respect to the demised premises located at 1657 Worcester Road, in Framingham, Massachusetts (the "Framingham Demised Premises"), as more particularly described therein (the "Framingham Lease"),

                  (vii) that certain lease, dated as of August 30, 1999, between Lowell Street Associates Limited Partnership, as landlord (the "Andover Landlord"), and Andover Athletic Club, Inc., as tenant, with respect to the demised premises located at 311 Lowell Street, in Andover, Massachusetts (the "Andover Demised Premises"), as more particularly described therein (the "Andover Lease"),

                  (viii) that certain lease, dated as of May 22, 2000, between HDC Real Estate, LLC, as landlord (the "Lexington Landlord"), and The Lexington Club, Inc., as tenant, with respect to the demised premises located at 475 Bedford Street, Lexington, Massachusetts (the "Lexington Demised Premises"), as more particularly described therein (the "Lexington Lease"), and

                  (ix) that certain lease, dated as of May 22, 2000, between HDC Real Estate, LLC, as landlord (the "Franklin Landlord"), and The Franklin Athletic Club, Inc., as tenant, with respect to the demised premises located at 750 Union Street, Franklin, Massachusetts (the "Franklin Demised Premises"), as more particularly described therein (the "Franklin Lease").

         "Club Lease Consents" shall have the meaning set forth in Section 4.15(d) hereof.

         "Club Management Agreements" means, each of the following agreements with third parties for the management and operation of health club facilities:

                  (i) that certain management agreement, dated as of October 1, 1989, between President and Fellows of Harvard College, as owner (the "Harvard Owner"), and the Company, as manager, as amended by certain letter agreements dated October 1, 1989, September 21, 1993 and February 19, 1996, with respect to the management of the health club facility located at 70 North Harvard Street, in Boston, Massachusetts, as more particularly described therein (the "Shad Hall Management Agreement"),

                  (ii) that certain management agreement, dated as of March 1, 1998, between Shorenstein Realty Investors Two, L.P., as owner (the "Bay Colony Owner"), and the Company, as manager, with respect to the management of the health club facility located at 1000 Winter Street, in Waltham, Massachusetts, as more particularly described therein (the "Bay Colony Management Agreement"), and

                  (iii) that certain management agreement, dated as of October 1998, between Museum Towers, LLC, as owner (the "North Point Owner"), and the Company, as manager, with respect to the management of the health club facility located at 6 Museum Way, in the Museum Towers, in Cambridge, Massachusetts, as more particularly described therein (the "North Point

Management Agreement").

         "Club Management Consents" shall have the meaning set forth in Section 4.15(a) hereof.

         "Code" shall have the meaning set forth in Section 4.10 hereof.

         "Company 401k Plan" shall have the meaning set forth in Section 6.8(a) hereof.

         "Company Options" shall have the meaning set forth in Section 2.2.2(c) hereof.

         "Company Shareholders" shall have the meaning set forth in Section
2.1.3.

         "Company Shareholder Agreement" means the agreement to be executed and delivered by TSI and the holders of shares of Company Stock, substantially and materially in the form attached hereto as Exhibit J (the "Company Shareholder Agreement").

         "Company Stock" shall have the meaning set forth in Section 2.1 hereof.

         "Company Transaction Expenses" shall have the meaning set forth in
Section 6.3 hereof.

         "Company's HSR Payment" shall have the meaning set forth in Section 7.2 hereof.

         "Constituent Corporations" shall have the meaning set forth in Section
1.2.1 hereof.

         "Continued Employee" shall have the meaning set forth in Section 6.8(a) hereof.

         "Contractors" shall have the meaning set forth in Section 4.22 hereof.

         "Contracts" shall have the meaning set forth in Section 4.2 hereof.

         "Conversion Notice" shall have the meaning set forth in Section 2.2.2(c) hereof.

         "Conversion Option" shall have the meaning set forth in Section 2.2.2(c) hereof.

         "Delivery Agent" shall have the meaning set forth in Section 2.2.2. hereof.

         "Determination Date" shall have the meaning set forth in the final paragraph of Section 7 hereof.

         "Due Diligence Investigation" shall have the meaning set forth in
Section 6.12 hereof.

         "Effective Time" shall have the meaning set forth in Section 1.1 hereof.

         "Employee Change of Control Bonuses" shall have the meaning set forth in Section

4.25(f) hereof.

         "Environmental Laws" shall have the meaning set forth in Section 4.32(a) hereof.

         "Equipment Financing" shall have the meaning set forth in Section 4.18(b) hereof.

         "Equipment Financing Amount" shall have the meaning set forth in
Section 4.18(b) hereof.

         "ERISA" shall have the meaning set forth in Section 4.25(a) hereof.

         "Escrow Agent" shall have the meaning set forth in Section 2.2.2(a) hereof.

         "Escrow Amounts" shall have the meaning set forth in Section 2.2.2(d) hereof.

         "Executive Group" shall have the meaning set forth in Section 2.2.2(c) hereof.

         "Exercise Proceeds" shall have the meaning set forth in Section 4.29(b) hereof.

         "Federal 1996 Return" shall have the meaning set forth in Section 4.10 hereof.

         "Fleet" shall have the meaning set forth in Section 6.9 hereof.

         "GAAP" shall have the meaning set forth in Section 4.8 hereof.

         "General Escrow Amount" shall have the meaning set forth in Section 2.2.2(d) hereof.

         "Governmental Bodies" shall have the meaning set forth in Section 4.11 hereof.

         "Hazardous Substances" shall have the meaning set forth in Section 4.32(a) hereof.

         "HSR Act" shall have the meaning set forth in Section 4.2 hereof.

         "Initial Amount" shall have the meaning set forth in Section 2.1.3.

         "Intellectual Property" shall have the meaning set forth in Section
4.19 hereof.

         "Interim Balance Sheet" shall have the meaning set forth in Section 4.8 hereof.

         "Interim Balance Sheet Date" shall have the meaning set forth in
Section 4.8 hereof.

         "Interim Financials" shall have the meaning set forth in Section 4.8 hereof.

         "knowledge" with respect to the Company means the actual knowledge of any of the directors or officers of the Company, after such party has consulted with employees, officers, directors, or legal counsel of the Company or the Subsidiary who would reasonably be expected to have knowledge of the matter in question; provided that prior to such consultation, such employees shall have been instructed to make reasonable inquiry and investigation; and "knows" has a correlative meaning.

         "Landlord Certificate" shall have the meaning set forth in Section 6.10(c) hereof.

         "Laws" shall have the meaning set forth in Section 4.11 hereof.

         "Leased Club Premises" means, collectively, the Wellesley Demised Premises, the Colonial Demised Premises, the Sky Club Demised Premises, the Ferncroft Demised Premises, the Royal Ridge Demised Premises, the Framingham Demised Premises, the Andover Demised Premises, the Lexington Demised Premises and the Franklin Demised Premises.

         "Leased Premises" shall have the meaning set forth in Section 4.15(c) hereof.

         "Leases" shall have the meaning set forth in Section 4.15(d) hereof.

         "Liens" shall have the meaning set forth in Section 4.20 hereof.

         "Managed Clubs" means, the following health club facilities currently managed by the Company in accordance with the applicable Club Management
Agreement:

                  (i) the health club facility owned by the President and Fellows of Harvard College, located at 70 North Harvard Street, in Boston, Massachusetts, as set forth in the Shad Hall Management Agreement (the "Shad Hall Club"),

                  (ii) the health club facility owned by Shorenstein Realty Investors Two, L.P., located at 1000 Winter Street, in Waltham, Massachusetts, as set forth in the Bay Colony Management Agreement (the "Bay Colony Club"), and

                  (iii) the health club facility owned by Museum Towers, LLC, located at 6 Museum Way, in the Museum Towers, in Cambridge, Massachusetts, as set forth in the North Point Management Agreement (the "North Point Club").


         "March 31, 2000 Financials" shall have the meaning set forth in Section
6.14 hereof.

         "Material Adverse Change" shall have the meaning set forth in Section
4.9 hereof.

         "Material Adverse Effect" shall have the meaning set forth in Section
7.4 hereof.

         "Membership List" shall have the meaning set forth in Section 4.14(a) hereof.

         "Merger" shall have the meaning set forth in the first WHEREAS clause hereof.

         "Monthly Dues" shall have the meaning set forth in Section 4.14(a) hereof.

         "New Franklin Lease" shall have the meaning set forth in Section 4.15(d) hereof.

         "New Lexington Lease" shall have the meaning set forth in Section 4.15(d) hereof.

         "Office Lease" means, that certain lease, dated as of July 12, 1995, between Thomas J. Flatley (predecessor in interest to SLC Operating Limited Partnership), as landlord (the "Office Landlord"), and the Company, as tenant, with respect to the demised premises used as the Company's headquarters (the "Office Premises") located at One Audubon Road, Wakefield, Massachusetts, as more particularly described therein.

         "Operating Leases" shall have the meaning set forth in Section 4.18(b) hereof.

         "Owned Clubs" means, each of the following health club facilities owned and operated by the Company and its Subsidiaries:

                  (i) the health club facility located at 150 Great Plain Avenue, in Wellesley, Massachusetts, (the "Wellesley Club"),

                  (ii) the health club facility located at 475 Bedford Street, in Lexington, Massachusetts (the "Lexington Club"),

                  (iii) the health club facility located at Route 128/95 Audubon Road, in the Colonial Sheraton Hotel, in Lynnfield, Massachusetts (the "Colonial Club"),

                  (iv) the health club facility located at One Devonshire Place, on the 41st and 42nd floors of the Devonshire apartment building, in Boston, Massachusetts, (the "Sky Club"),

                  (v) the health club facility located at 50 Ferncroft Road, adjacent to the Sheraton Ferncroft Hotel, in Danvers, Massachusetts (the "Ferncroft Club"),

                  (vi) the health club facility located at 11 Tara Boulevard, in the Sheraton Hotel, in Nashua, New Hampshire (the "Royal Ridge Club"),

                  (vii) the health club facility located at 1657 Worcester Road, in Framingham, Massachusetts (the "Framingham Club"),

                  (viii) the health club facility located at 750 Union Street, in Franklin, Massachusetts (the "Franklin Club"), and

                  (ix) the health club facility located at 311 Lowell Street, in Andover,

Massachusetts (the "Andover Club").

         "Orders" shall have the meaning set forth in Section 4.11 hereof.

         "Pension Plan" shall have the meaning set forth in Section 4.25(a) hereof.

         "Per Share Merger Price" shall have the meaning set forth in Section
2.1.3 hereof.

         "Permits" shall have the meaning set forth in Section 4.12 hereof.

         "Person" means, any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

         "Personal Services" shall have the meaning set forth in Section 4.14(a) hereof.

         "Personal Service Discounts" shall have the meaning set forth in
Section 4.14(a) hereof.

         "Pre-Closing Tax Period" shall have the meaning set forth in Section
4.10 hereof.

         "Preferred Renewal Provisions" shall have the meaning set forth in
Section 4.14(a) hereof.

         "Present Members" means, those persons or entities which are members of any of the Owned Clubs and/or the North Point Club, entitled to use the services of one or more of such clubs pursuant to the Present Membership Agreements.

         "Present Membership Agreements" means, the present membership agreements listed on Schedule 4.14(a), between the Present Members of the Business and the Company or any Subsidiary, which are in full force and effect with respect to each of such Present Members and the Company.

         "property" or "properties" means, real, personal or mixed property, tangible or intangible.

         "Reference Balance Sheet" shall have the meaning set forth in Section
4.8 hereof.

         "Reference Balance Sheet Date" shall have the meaning set forth in
Section 4.8 hereof.

         "Required Consents" shall have the meaning set forth in Section 4.2 hereof.

         "Revised Membership List" shall have the meaning set forth in Section 4.14(a) hereof.

         "SNDA" shall have the meaning set forth in Section 6.10(a) hereof.

         "Space Licenses" shall have the meaning set forth in Section 4.23 hereof.

         "Special Membership Arrangements" shall have the meaning set forth in
Section 4.14(c) hereof.

         "Sub-Licensee" shall have the meaning set forth in Section 4.23 hereof.

         "Sub-Licensee Estoppel" shall have the meaning set forth in Section 6.10(d) hereof.

         "Sub-Licensee Security Deposit" shall have the meaning set forth in
Section 4.23 hereof.

         "Subsidiaries", means each corporation of which the Company, directly or indirectly, owns or controls any capital stock, including each of the following:

                  (i) each of the following operating corporations, each of which is a Massachusetts corporation (collectively, the "Operating Subsidiaries"):

                  (A) The Lexington Club, Inc.,

                  (B) The Colonial Club, Inc.,

                  (C) Hotel Clubs, Incorporated,

                  (D) Sportsfit, Inc.,

                  (E) Andover Athletic Club, Inc., and

                  (F) The Franklin Athletic, Inc., and

                  (ii) each of the following non-operating corporations, each of which is a Massachusetts corporation (collectively, the "Non-Operating Subsidiaries":

                  (A) Casco Bay Club, Inc.,

                  (B) Middlesex Racquet & Swim, Inc., and

                  (C) Club Management Corp.


         "Surviving Corporation" shall have the meaning set forth in Section
1.2.1 hereof.

         "Tax" or "Taxes" shall have the meaning set forth in Section 4.10 hereof.

         "Tax Claim" shall have the meaning set forth in Section 9.1(b) hereof.

         "Tax Return" shall have the meaning set forth in Section 4.10 hereof.

         "Terminated Contracts" shall have the meaning set forth in Section 7.19 hereof.

         "Threatened Litigation" shall have the meaning set forth in Section
4.13 hereof.

         "Threatened Litigation Escrow Amount" shall have the meaning set forth in Section

2.2.2(d) hereof.

         "TSI Common Stock" shall have the meaning set forth in Section 2.2.2(c) hereof.

         "TSI Defined Contribution Plan" shall have the meaning set forth in
Section 6.8(a) hereof.

         "TSI Options" shall have the meaning set forth in Section 2.2.2.

         "TSI Shareholder Documents", means, each of the following agreements, which new option holders and shareholders of TSI are required to execute: (i) the 2000 Executive Stock Agreement, (ii) the 2000 Common Stock Option Agreement,
(iii) Joinder to Registration Rights Agreement, (iv) Joinder to Shareholders Agreement, and (v) Agreement of Purchase and Sale of Stock.

         "TSI Sub Stock" shall have the meaning set forth in Section 2.1 hereof.

         "TSI Welfare Plan" shall have the meaning set forth in Section 6.8(b) hereof.

         "Unsecured Financing" shall have the meaning set forth in Section 4.16 hereof.

         "Valuation Escrow Amount" shall have the meaning set forth in Section 2.2.2(d) hereof.

         "Welfare Plan" shall have the meaning set forth in Section 4.25(a) hereof.

         "Wellesley Holdback Amount" shall have the meaning set forth in Section 2.2.2(b) hereof.

         "Wellesley Lease Amendment" shall have the meaning set forth in Section 2.2.2(b) hereof.

SCHEDULES

Schedule 2.1.3    Company Shareholders
Schedule 2.2.2(c) Executive Group
Schedule 4.2      Required Consents
Schedule 4.3      Qualification
Schedule 4.4      Subsidiaries
Schedule 4.6      Options or Other Rights
Schedule 4.9      Material Adverse Change
Schedule 4.10     Taxes
Schedule 4.12     Permits
Schedule 4.14(a)  Present Membership Agreements
Schedule 4.14(c)  Contracts
Schedule 4.15     Exceptions: Good Repair
Schedule 4.16     Unsecured Financing
Schedule 4.17     Accounts Receivable
Schedule 4.18     Tangible Property
Schedule 4.20     Liens
Schedule 4.21     Accounts Payable
Schedule 4.22     Contractors
Schedule 4.23     Space Licenses
Schedule 4.25     ERISA Compliance
Schedule 4.26     Insurance
Schedule 4.28     Directors, Officers and Employees
Schedule 4.29     Operations of the Company
Schedule 4.30     Transactions with Affiliates
Schedule 4.31     Banks, Brokers and Proxies
Schedule 4.32     Environmental Matters
Schedule 7.19     Terminated Contracts


EXHIBITS

Exhibit A                    Articles of Merger
Exhibit B                    Conversion Notice
Exhibit C-1                  Shad Hall Club Management Consent
Exhibit C-2                  North Point Club Management Consent
Exhibit D-1                  New Lexington Lease
Exhibit D-2                  New Franklin Lease
Exhibit E-1                  Wellesley Lease Amendment

Exhibit E-2                  Colonial Lease Amendment
Exhibit E-3                  Sky Club Lease Amendment
Exhibit E-4                  Ferncroft Lease Amendment
Exhibit E-5                  Royal Ridge Lease Amendment
Exhibit E-6                  Framingham Lease Amendment
Exhibit E-7                  Andover Lease Amendment
Exhibit F                    Sub-Licensee Estoppel Certificates
Exhibit G                    Opinion of the Company's Counsel
Exhibit H                    Non-Competition Agreement
Exhibit I-1                  Employment Agreement
Exhibit I-2                  Consulting Agreement
Exhibit J                    Company Shareholder Agreement
Exhibit K                    Opinion of TSI's Counsel